NTFC CAPITAL CORPORATION
                      EQUIPMENT LOAN AND SECURITY AGREEMENT


     This EQUIPMENT LOAN AND SECURITY AGREEMENT ("Agreement"), is dated as of December 19, 1996, by and between the following parties:


LENDER/SECURED PARTY: NTFC CAPITAL CORPORATION, a Delaware corporation with offices at 220 Athens Way, Nashville, Tennessee 37228 ("Lender")


BORROWER/DEBTOR:      GST Equipco, Inc, a Washington corporation with its
                      principal place of business at 4317 N.E. Thurston Way, Vancouver, Washington 98662 ("Borrower")



This Loan and Security Agreement includes the general terms and conditions contained herein and all the exhibits and schedules attached hereto, all of which are incorporated herein. In the event of a conflict between the general terms and conditions and any schedule, the additional terms and conditions stated in the schedule shall control.

By executing this Loan and Security Agreement, Lender agrees to make loans to Borrower, and Borrower agrees to borrow from Lender and to provide collateral to secure such loans, all on the terms and conditions set forth herein.


IN WITNESS WHEREOF, the parties have executed this Loan and Security Agreement by their duly authorized representatives:


LENDER:                                   BORROWER:
-------                                   ---------

NTFC CAPITAL CORPORATION                  GST EQUIPCO, INC.

BY: /s/ authorized signatory              BY: /s/ Clifford V. Sander
-------------------------------           -------------------------------

TITLE: Secretary                          TITLE: Vice President & CEO
-------------------------------           -------------------------------

DATE: 12/19/96                            DATE: 12/19/96
-------------------------------           -------------------------------

ARTICLE 1: DEFINITIONS
      1.1   Certain Definitions........................................1
      1.2   Accounting Principles; Subsidiaries........................9
      1.3   UCC Terms.................................................10
      1.4   General Construction; Captions............................10
      1.5   References to Documents and Laws..........................10

ARTICLE 2: LOANS
      2.1   Commitment................................................10
      2.2   Note and Payment Terms....................................10
      2.3   Procedures for Borrowing..................................12
      2.4   Prepayments...............................................13
      2.5   Computation of Interest...................................13
      2.6   Payments..................................................13
      2.7   Indemnity.................................................14
      2.8   Use of Proceeds...........................................14
      2.9   Fees......................................................14
      2.10  Lender's Expenses.........................................14
      2.11  Guaranty..................................................15

ARTICLE 3: COLLATERAL AND SECURITY AGREEMENT
      3.1   Grant of Security Interest................................15
      3.2   Priority of Security Interests............................15
      3.3   Further Documentation; Pledge of Instruments..............15
      3.4   Further Identification of Collateral......................16
      3.5   Remedies..................................................16
      3.6   Standard of Care..........................................16
      3.7   Advances to Protect Collateral............................16
      3.8   License to Use............................................16

ARTICLE 4: REPRESENTATIONS AND WARRANTIES
      4.1   Organization and Qualification............................17
      4.2   Authority and Authorization...............................17
      4.3   Execution and Binding Effect..............................17
      4.4   Governmental Authorizations...............................17
      4.5   Regulatory Authorizations.................................17
      4.6   Material Agreement; Absence of Conflicts..................17
      4.7   No Restrictions...........................................18
      4.8   Financial Statements......................................18
      4.9   Financial Accounting Practices............................18
      4.10  Accurate and Complete Disclosure..........................18
      4.11  No Event of Default; Compliance with Material Agreements..19
      4.12  Litigation................................................19
      4.13  Rights to Property........................................19
      4.14  Financial Condition.......................................19
      4.15  Taxes.....................................................19
      4.16  No Material Adverse Change................................19

      4.17  No Regulatory Event.......................................19
      4.18  Trade Relations...........................................19
      4.19  No Brokerage Fees.........................................19
      4.20  Margin Stock; Regulation U................................20
      4.21  Investment Company; Public Utility Holding Company........20
      4.22  Personal Holding Company; Subchapter S....................20
      4.23  ERISA.....................................................20
      4.24  Environmental Warranties..................................20
      4.25  Security Interests........................................20
      4.26  Place of Business.........................................21
      4.27  Location of Collateral....................................21
      4.28  Clear Title To Collateral.................................21
      4.29  Assumed Names.............................................21
      4.30  Transactions with Affiliates..............................21
      4.31  NTI Purchase Agreement....................................21

ARTICLE 5: CONDITIONS OF CLOSING......................................21
      5.1   Closing Certificates......................................21
      5.2   Opinion of Counsel........................................21
      5.3   Closing Documents.........................................22

ARTICLE 6: CONDITIONS OF LENDING
      6.1   Conditions for Initial Advance............................22
      6.2   Conditions for All Advances...............................23
      6.3   Affirmation of Representations and Warranties.............24
      6.4   Deadline for Funding Conditions...........................24

ARTICLE 7: AFFIRMATIVE COVENANTS
      7.1   Reporting and Information Requirements....................25
      7.2   Other Notices.............................................26
      7.3   Notice of Pension-Related Events..........................26
      7.4   Inspection Rights.........................................27
      7.5   Preservation of Corporate Existence and Qualification.....27
      7.6   Continuation of Business..................................27
      7.7   Insurance.................................................27
      7.8   Payment of Taxes, Charges, Claims and Current Liabilities.28
      7.9   Financial Accounting Practices............................29
      7.10  Compliance with Laws......................................29
      7.11  Use of Proceeds...........................................29
      7.12  Government Authorizations; Regulatory Authorizations, Etc.29
      7.13  Contracts and Franchises..................................30
      7.14  Consents..................................................30
      7.15  Construction and Storage..................................30
      7.16  Upgrade NTI Equipment.....................................30

ARTICLE 8: NEGATIVE COVENANTS
      8.1   Additional Indebtedness...................................30
      8.2   Restrictions on Liens and Sale of Collateral..............30

      8.3   Limitation on Contingent Obligations......................31
      8.4   Fees and Commissions......................................31
      8.5   Prohibition of Mergers, Acquisitions, Name, Office
             or Business Changes .....................................31
      8.6   Prohibition Against Changes to Leases. ...................32
      8.7   Limitation on Investments, Advances and Loans.............32
      8.8   Capital Expenditures......................................32
      8.9   Limitation on Leases......................................32
      8.10  Termination of NTI Purchase Agreement.....................32
      8.11  Removal of Collateral.....................................32
      8.12  Assumed Names.............................................32

ARTICLE 9: EVENTS OF DEFAULT
      9.1   Events of Default.........................................33
      9.2   Consequences of an Event of Default.......................35
      9.3   Exercise of Rights........................................35
      9.4   Rights of Secured Party...................................36
      9.5   Notices, Etc. Waived......................................36
      9.6   Additional Remedies.......................................36
      9.7   Application of Proceeds...................................37
      9.8   Discontinuance of Proceedings.............................37
      9.9   Power of Attorney.........................................37
      9.10  Regulatory Matters........................................38

ARTICLE 10: GENERAL CONDITIONS/MISCELLANEOUS
      10.1  Modifications and Waivers.................................38
      10.2  Advances Not Implied Waivers..............................39
      10.3  Deviation from Covenants..................................39
      10.4  Holidays..................................................39
      10.5  Records...................................................39
      10.6  Notices...................................................39
      10.7  FCC and PUC Approval......................................40
      10.8  Lender Sole Beneficiary...................................40
      10.9  Lender's Review of Information............................40
      10.10 No Joint Venture..........................................41
      10.11 Severability..............................................41
      10.12 Rights Cumulative.........................................41
      10.13 Duration; Survival........................................41
      10.14 Governing Law.............................................41
      10.15 Counterparts..............................................41
      10.16 Successors and Assigns....................................41
      10.17 Participation.............................................42
      10.18 Time of Essence...........................................42
      10.19 Disclosures and Confidentiality...........................42
      10.20 Jurisdiction and Venue....................................43
      10.21 Jury Waiver...............................................43
      10.22 Limitation on Liability...................................44
      10.23 Borrower Waivers..........................................44
      10.24 Schedules.................................................44

      10.25 Agreement to Govern.......................................44
      10.26 Entire Agreement..........................................44

                   SCHEDULES TO LOAN AND SECURITY AGREEMENT
                   ----------------------------------------

 Schedule 1       Borrower Information and Defined Terms
 Schedule 2.1     Maximum Loan Amount
 Schedule 2.2     Payment Terms and Governing Law
 Schedule 2.9     Fees
 Schedule 4.4     Required Consents
 Schedule 4.7     Restrictions on Loans
 Schedule 4.8     Financial Statements
 Schedule 4.12    Pending Litigation
 Schedule 4.25    UCC Filing Offices
 Schedule 4.26    Principal Offices and Location of Collateral
                   Schedule 4.29    Assumed Names
 Schedule 4.30    Permitted Transactions with Affiliates
 Schedule 4.31    NTI Purchase Agreement
 Schedule 6.2     Post-Closing Items
 Schedule 7.7     Insurance/Certificate
 Schedule 8.1     Permitted Specific Indebtedness
 Schedule 8.2     Permitted Specific Encumbrances

                    EXHIBITS TO LOAN AND SECURITY AGREEMENT
                    ---------------------------------------

 Exhibit A  Form of Note
 Exhibit B  Form of Borrowing Certificate
 Exhibit C  Form of Opinion of Counsel for Borrower and for Guarantor
             Exhibit D  Form of Landlord's Consent
 Exhibit E  Form of Lease
 Exhibit F  Form of Guaranty
 Exhibit G  Certificate Financial Condition

                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT ("Agreement") is dated as of the "Closing Date" set forth on Schedule 1 hereto, by and between the entity or entities described on Schedule 1 hereto (collectively, "Borrower") and NTFC CAPITAL CORPORATION, a Delaware corporation ("Lender"), with offices at 220 Athens Way, Nashville, Tennessee 37228.

                              B A C K G R O U N D:

     A. Borrower has entered into a certain purchase agreement with Northern Telecom Inc., as described on Schedule 1 hereto, providing for Borrower's purchase of certain telecommunications equipment and the license of associated software, all as described therein, and has requested Lender to extend credit to Borrower to finance such purchase and license, as described on Schedule 1 hereto.

     B. Borrower is affiliated with certain operating Affiliates (defined below), to whom it will lease the Equipment and other Collateral defined below, subject to Lender's prior security interests and rights hereunder.

     C. GST USA, Inc., the direct or indirect owner of all the capital stock of Borrower, and the Affiliates that will lease the Equipment, has partially guaranteed the obligations of Borrower hereunder.

     D. Lender is willing to extend such credit to Borrower upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                             ARTICLE 1: DEFINITIONS

     1.1 Certain Definitions. Certain terms are defined on Schedule 1 hereto. In addition to other words and terms defined in the preamble hereof or elsewhere in this Agreement, or on the Schedules hereto, the following words and terms shall have the following meanings unless the context otherwise clearly requires:

     "Advance(s)": any advance or loan of funds made by Lender to Borrower pursuant to this Agreement.

     "Affiliate": as applied to any Person, any second Person directly or indirectly controlling, controlled by, or under common control with that Person, or related to such Person by blood, marriage or adoption. For purposes of this definition and the definition of "Subsidiary", a Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or to cause the direction of, the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise. The "Affiliates" of Borrower shall also include Affiliates that lease Equipment from Borrower and the Owners.

     "Basic Agreements": a collective reference to this Agreement, the Note, and the Security Documents.

     "Borrowing Certificate": a certificate substantially in the form of Exhibit B hereto.

     "Borrowing Date": any Business Day on which an Advance is made to Borrower hereunder.

     "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Nashville, Tennessee are authorized or required by law to close.

     "Calendar Quarter": each three month period starting on each January 1, April 1, July 1, and October 1, during the term of this Agreement.

     "Carrier": a provider of telecommunications services by interconnection with the System or contract with Borrower.

     "Cash": at any time, the cash, cash equivalents or marketable investment grade securities held by Borrower free of any claims or encumbrances.

     "Certificate of Financial Condition": a certificate in the form of Exhibit G hereto, executed by Borrower.

     "Change in Control": any change in the direct or indirect control of, or the ability or right to control, a majority of the voting shares of any class of securities or ownership rights in the Borrower or in the right and/or the power to control the election of the board of directors of the Borrower.

     "Closing Date": as defined on Schedule 1 hereto.

     "Code": the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral": as defined in Section 3.1 hereof.

     "Commitment": as defined in Section 2.1 hereof.

     "Communications Law": any and all of (i) the Communications Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, (ii) any state law governing the provision of telecommunications services, and the rules and regulations of the PUC, all as the same may be in effect from time to time.

     "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing, directly or indirectly, any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof.

     "Conversion Date": as defined on Schedule 2.2 hereto.

     "Debt Service": for any fiscal period of Borrower, the sum of all principal and interest payments that Borrower is required to make during such period on account of all of its Indebtedness including, without limitation, (a) amounts due during such period on account of capitalized leases, (b) the then current portion of any long-term Indebtedness, (c) amounts due on short-term Indebtedness, and (d) amounts due under this Agreement and the Note.

     "Default": any of the conditions or occurrences specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

     "Default Rate": a rate of interest equal to the lesser of (i) three percent (3%) over the Interest Rate, or (ii) the maximum permissible rate under applicable law in effect at any time.

     "Environmental Law": any current or future federal, state and local law (including common law), statute, regulation, ordinance, rulings, codes, judicial order, administrative order or terms of licenses or permits applicable to environmental conditions (including without limitation conditions relating to ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation all such laws governing employment, the generation, use, storage, disposal or transportation of toxic or hazardous substances or wastes (including, without limitation, asbestos and petroleum products), the
Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Superfund Amendment and
Reauthorization Act of 1986, the Toxic Substances Control Act, the Clean Air Act, the Water Pollution Control Act, the Hazardous Waste Management Act, the Mineral Lands and Leasing Act, the Surface Mining Control and Reclamation Act, U.S. Department of Transportation Regulations, and all similar state and local laws, regulations, all as now or hereafter amended.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "Equipment": as defined in Section 3.1 hereof.

     "Equity Payment": any distribution of earnings or capital to any Owner, or any redemption of stock or other ownership interests, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

     "Event of Default": any of the events specified in Section 9.1 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, under Section 9.1 or otherwise, has been satisfied.

     "Financing Termination Date": as defined on Schedule 2.2 hereto.

     "FCC": the Federal Communications Commission of the United States of America, and any successor, in whole or in part, to its jurisdiction.

     "First Borrowing Date": the date of the first borrowing by Borrower hereunder.

     "GAAP": subject to Section 1.2 hereof, generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which Borrower's independent certified public accountants concur), applied both to classification of items and amounts.

     "General Intangibles": as defined in Section 3.1 hereof.

     "Governmental Actions": actions by any Governmental Authority.

     "Governmental Authority": the federal government, any state or political subdivision thereof, any city or municipal entity, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GST  Telecommunications":   GST  Telecommunications,   Inc.",  a  Canadian
corporation

     "Guarantor": as defined on Schedule 1 hereto.

     "Guaranty": the Guaranty executed by Guarantor, pursuant to Section 2.11 hereof, substantially in the form of Exhibit F hereto.

     "Indebtedness": as to any Person, at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (b) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss (c) obligations of such Person to purchase or repurchase accounts receivable, chattel paper or other payment rights sold or assigned by such Person, and (d) indebtedness or obligations of such Person under or with respect to letters of credit, notes, bonds or other debt instruments.


     "Indenture": the Senior Notes Indenture dated as of December 19, 1995, among GST USA, Inc., GST Telecommunications, Inc. and United States Trust Company of New York, as Trustee, as it may be amended from time to time.

     "Initial Payment Date": as defined on Schedule 2.2 hereto.

     "Interest Only Period": as defined on Schedule 2.2 hereto.

     "Interest Payment Date": as defined on Schedule 2.2 hereto.

     "Interest Rate": as defined on Schedule 2.2 hereto.

     "Landlord Consent": a consent substantially in the form of Exhibit D hereto or in other form acceptable to Lender, to be executed by the owner/landlord, sublessor and/or licensor of any real property where any of the Collateral is to be located.

     "Law": any law (including common law), constitution, statute, regulation, rule, ordinance, order, injunction, writ, decree or award of any governmental body or court of competent jurisdiction or of any arbitrator (including but not limited to ERISA, the Code, the UCC, any applicable tax law, product safety law, occupational safety or health law, Communications Law, Environmental Law and/or securities laws).

     "Lease": a Lease of the Equipment by Borrower as lessor and an Affiliate of Borrower as lessee.

     "Lender's Expenses": as defined in Section 2.10 hereof.

     "LIBOR": London Interbank Offered Rates as quoted from time to time in The Wall Street Journal.

     "LIBOR Period": any calendar quarter during which a Loan is outstanding.

     "Lien": any mortgage, pledge, hypothecation, lien (statutory or other), judgment lien, security interest, security agreement, charge or other encumbrance, or other security arrangement of any nature whatsoever, including, without limitation, any installment contract, conditional sale or other title retention arrangement, any sale of accounts receivable or chattel paper, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and the filing of any financing statement under the UCC or comparable law of any jurisdiction.

     "Loan Documents": a collective reference to this Agreement, the Note, the Security Documents, the Guaranty, and all other documents, instruments, agreements and certificates evidencing or securing any advance hereunder or any obligation for the payment or performance thereof and/or executed and delivered in connection with any of the foregoing.

     "Mandatory Prepayments: as defined in Section 2.4(b) hereof.

     "Material Adverse Effect" or "Material Adverse Change": a material adverse effect on, or material adverse change in, (i) the business, operations or financial condition of Borrower, (ii) the ability of Borrower to perform its obligations under this Loan Agreement, the Note, or the other Loan Documents, or
(iii) the Lender's ability to enforce the rights and remedies granted under this Agreement or the other Loan Documents, in all cases whether attributable to a single circumstance or event or an aggregation of circumstances or events, such that it is unable to utilize the essential remedies provided herein.

     "Maturity Date": the date defined on Schedule 2.2 hereto, on which all principal, interest, premium, expenses, fees, penalties and other amounts due under the Note shall be finally due and payable.

     "Management Agreement": the Services Agreement dated as of December 17, 1996 between the Borrower and the Guarantor.

     "Note": collectively, one or more promissory notes issued by Borrower to Lender pursuant to this Agreement, and all extensions, renewals, modifications, replacements, amendments, restatements and refinancings thereof.

     "NTI": Northern Telecom Inc., a Delaware corporation.

     "NTI Equipment": the equipment and licensed or sub-licensed software manufactured or supplied by NTI to Borrower at any time pursuant to the NTI Purchase Agreement or any purchase order issued by Borrower to NTI, including installation and construction services provided by NTI pursuant thereto.

     "NTI Purchase Agreement": the NTI Purchase Agreement identified on Schedule
4.31 hereto, together with any amendments or supplements thereto, and any other purchase agreement between NTI and Borrower for Equipment.

     "Obligations": all indebtedness, liabilities and obligations of Borrower to Lender of any class or nature, whether arising under or in connection with this Agreement and/or the other Loan Documents or otherwise, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, joint or several, whether for principal, interest, fees, expenses, lease obligations, indemnities or otherwise, including, without limitation, future advances of any sort, all future advances made by Lender for taxes, levies, insurance and/or repairs to or maintenance of the Collateral, the unpaid principal amount of, and accrued interest on, the Note, and any expenses of collection or protection of Lender's rights, including reasonable attorneys' fees.

     "Organizational Documents": with respect to a corporation, the articles of incorporation and by-laws of such corporation; with respect to a partnership, the certificate of partnership (or limited partnership, as applicable) and partnership agreement, together with the analogous documents for any corporate or partnership general partner; with respect to a limited liability company, the articles of organization and operating agreement of such limited liability company; and in any case, any other document governing the formation and conduct of business by such entity.

     "Owners": all presently existing and future shareholders of Borrower and all other Persons with direct ownership interests in Borrower.

     "Payment Date": as defined on Schedule 2.2 hereto.

     "Payment Schedule": as defined on Schedule 2.2 hereto.

     "PBGC": the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to its functions.

     "Permits": all consents, licenses, notices, approvals, authorizations, filings, orders, registrations, and permits required by any Governmental Authority for the operation of the Equipment (excluding Regulatory Authorizations), issued or obtained as and when required in accordance with all Requirements of Law.

     "Permitted Encumbrances": the Liens permitted under Section 8.2 hereof.

     "Person":   an  individual,   corporation,   limited   liability   company,
partnership, business or other trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

     "Plan": any employee pension benefit plan to which Section 4021 of ERISA applies and (i) which is maintained for employees of Borrower or (ii) to which Borrower made, or was required to make, contributions at any time within the preceding five (5) years.

     "Proceeds": as defined in Section 3.1 hereof.

     "PUC": the public utilities commission for the state or any other jurisdiction in which the Borrower operates its telecommunications business or any portion of the Equipment is located, or any successor agency, and any successor, in whole or in part, to its functions or jurisdictions.

     "Qualifying Lease": a Lease to an Affiliate of Borrower in a form substantially similar to Exhibit E hereto.

     "Regulatory Authorizations": all approvals, authorizations, licenses, filings, notices, registrations, consents, permits, exemptions, registrations, qualifications, designations, declarations, or other actions or undertakings now or hereafter made by, to or in respect of any telecommunications governmental or other regulatory authority, including, without limitation, any certificates of public convenience and all grants, approvals, licenses, filings and registrations from or to the FCC or PUC or under any Communications Law necessary in order to enable the Borrower to own and maintain the Equipment, and any authorizations specified on Schedule 1 hereto.

     "Regulatory Event": any of the following events: (i) Lender becomes subject to regulation as a "carrier," a "telephone company," a "common carrier," a "public utility" under any applicable law or governmental regulation, federal, state or local, solely as a result of the transactions contemplated by this Agreement and the other Loan Documents, or (ii) Borrower becomes subject to regulation by any Governmental Authority in any way that is materially different from the regulation existing at the Closing Date and that could materially adversely affect Borrower's ability to perform its material obligations under the Loan Documents or Lender's rights thereunder, or (iii) the FCC or PUC issues an order revoking, denying or refusing to renew, or recommending the revocation, denial or non- renewal of, any Regulatory Authorization.

     "Reportable Event": (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in
Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(f) of ERISA.

     "Required Consents": the Governmental Authority approvals or consents of other Persons required with respect to the Borrower's execution, delivery and performance of this Agreement and the other Loan Documents, as described in
Section 4.4 hereto.

     "Requirement of Law": as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or transactions or to which such Person or any of its property or transactions is subject, including without limitation, all applicable common law and equitable principles, all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies, all Permits or Regulatory Authorizations issued to Borrower, all Communications Laws, and all Environmental Laws.

     "Responsible Officer": with respect to a corporation, its Chairman, President or any Vice President, its Chief Financial Officer or Treasurer; with respect to a partnership, its general partner (or the President, any Vice President or Treasurer of any corporate general partner, as applicable); with respect to a limited liability company, a member or manager (or the Chairman, President, any Vice President, Chief Financial Officer or Treasurer of any corporate member or manager), or the President or any Vice President of any other Person.

     "Security Documents": this Agreement, the Landlord Consents, all financing statements, and any other documents granting, evidencing, or perfecting any security interest or Lien with respect to or securing any of the Obligations.

     "Site(s)": any of the sites where Equipment is or is to be located.

     "Software" and "Software Licenses": any software now or hereafter owned by, or licensed to, Borrower or with respect to which Borrower has or may have license or use rights, which software is used in connection with the operation of Equipment.

     "Subsidiary": as to any Person, any corporation or other entity that is an Affiliate of such Person and of which shares of stock or equity interests having ordinary voting power with respect to the election of one or more directors or other managers of such corporation are at the time directly or indirectly owned or controlled by such Person (regardless of any contingency which does or may suspend or dilute the voting rights of such class).

     "System": the complete telecommunications network or system of which the Equipment forms or will form a part, as described on Schedule 1 hereto.

     "Total Debt": at any time, the total outstanding liabilities of the Borrower, including, without limitation, current liabilities, long term Indebtedness, all lease obligations under finance leases, operating leases and/or capital leases, all Contingent Obligations, and all the Obligations.

     "UCC": the Uniform Commercial Code as the same may from time to time be in effect in the State of New York, or the Uniform Commercial Code of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

     "Working Capital": unencumbered and unrestricted capital of Borrower available for general operational purposes after provision for all current liabilities.

     1.2 Accounting Principles; Subsidiaries. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), consistently applied, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. If at any time Borrower has any Subsidiaries, all accounting and financial terms herein shall be deemed to include references to consolidated and consolidating principles, and covenants, representations and agreements with respect to the Borrower and its properties and activities shall be deemed to refer to the Borrower and its consolidated Subsidiaries collectively.

     1.3 UCC Terms. Except as otherwise provided or amplified (but not limited) herein, terms used in this Agreement that are defined in Article 9 of the UCC shall have the same meanings herein.

     1.4 General Construction; Captions. All definitions and other terms used in this Agreement shall be equally applicable to the singular and plural forms thereof, and all references to any gender shall include all other genders. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. The captions and table of contents in this Agreement and the other Loan Documents are for convenience only, and in no way limit or amplify the provisions hereof.

     1.5 References to Documents and Laws. All defined terms and references in this Agreement or the other Loan Documents with respect to any agreements, notes, instruments, certificates or other documents shall be deemed to refer to such documents and to any amendments, modifications, renewals, extensions, replacements, restatements, substitutions and supplements of and to such documents. All references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations.

                                ARTICLE 2: LOANS

     2.1 Commitment. Subject to the terms and conditions herein provided, and so long as no Event of Default has occurred and is continuing hereunder, Lender agrees to lend to Borrower from time to time before the Financing Termination Date, an aggregate principal amount not to exceed the amount set forth on
Schedule 2.1 hereto as the maximum principal amount (the "Commitment"). If Borrower or NTI should terminate the NTI Purchase Agreement at any time prior to the Initial Payment Date, then the Commitment shall automatically terminate, subject to Lender's right to make further Advances hereunder, including, but not limited to, Advances under Section 2.3 hereof. All amounts advanced hereunder shall be used solely for the purchase of NTI Equipment and related services (exclusive of sales tax) from NTI, and amounts not exceeding the amount (if any) specified on Schedule 2.1 hereto may be used for legal fees, charges, expenses and closing costs and other expenses incurred by Borrower or incurred by Lender and payable by Borrower under Section 2.10 hereof.

     2.2 Note and Payment Terms.

          (a) Promissory Note. The Loans shall be evidenced by the Note substantially in the form of Exhibit A hereto, with appropriate insertions. The Note shall be executed by Borrower, payable to the order of Lender, and shall evidence the obligation of Borrower to repay all principal amounts advanced under or pursuant to this Agreement, together with interest and all other amounts due thereunder. The Note shall be dated the Closing Date, have a stated maturity that is the Maturity Date, and bear interest on amounts outstanding from time to time at the Interest Rate from the First Borrowing Date until the Note or any amount thereunder is paid in full (whether on the Maturity Date, by acceleration or otherwise). All schedules attached to the Note shall be deemed a part thereof. Any such schedule may be amended by Lender from time to time to reflect changes in the amounts of principal and interest due thereunder, but the failure to attach or amend any schedule shall not diminish the obligation of Borrower to repay all amounts due hereunder or on the Note.

          (b) Interest Payments. Interest shall continue to accrue on the principal amount outstanding on the Note at the Interest Rate and shall be payable, in arrears, on each Interest Payment Date. Interest only shall be payable during the Interest Only Period, if any, and thereafter all accrued interest shall be payable, in arrears, with the principal payments described below.

          (c) Principal Payments. On the Conversion Date, the Note shall automatically convert to a term note, and all principal amounts due with respect to the Note shall be payable in installments in accordance with the Payment Schedule set forth on Schedule 2.2 hereto, commencing on the Initial Payment Date and on each Payment Date thereafter until the Maturity Date. The amount of each such principal installment payment shall be calculated, at the outset, by taking the applicable percentage (as described on Schedule 2.2 hereto) of the amount of all principal amounts outstanding on the Conversion Date; provided, however, that the principal payment amounts shall be recalculated by Lender (based on applicable percentages) if any Advances are made hereunder after the Conversion Date, based on the aggregate amount of all Advances made at any time. Borrower and Lender understand that this payment schedule is intended to amortize fully the principal amount of the Note and any other principal and interest amounts outstanding will be added to the final payment on the Maturity Date. In any event, the entire outstanding principal amount of the Note and all accrued but unpaid interest and all other outstanding amounts due thereunder shall be paid on the Maturity Date.

          (d) Late Payments and Default Rate. Notwithstanding the foregoing, if Borrower shall fail to pay within ten (10) days after the due date any principal amount or interest or other amount payable under this Agreement or under the Note, Borrower shall pay to Lender, to defray the administrative costs of handling such late payments, an amount equal to interest on the amount unpaid, to the extent permitted under applicable law, at the Default Rate (instead of the Interest Rate), from the due date until such overdue principal amount, interest or other unpaid amount is paid in full (both before and after judgment) whether or not any notice of default in the payment thereof has been delivered under Section 9.1 hereof. In addition, but without duplication, upon the occurrence and during the continuance of an Event of Default, all outstanding amounts hereunder shall bear interest at the Default Rate (instead of the Interest Rate) until such amounts are paid in full or such Event of Default is cured by Borrower or waived in writing by Lender.

          (e) Excess Interest. Notwithstanding any provision of the Note, this Agreement or any other Loan Document to the contrary, it is the intent of Lender and Borrower that Lender or any subsequent holder of the Note shall never be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum rate of interest permitted to be charged by applicable Law, as amended or enacted from time to time. In the event Lender, or any subsequent holder of the Note, ever receives, collects, reserves or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated as such, or, if the principal indebtedness and all other amounts due are paid in full, any remaining excess funds shall immediately be applied to any other outstanding indebtedness of Borrower due to Lender, and if none is outstanding, shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof as it may relate to any fees charged by Lender, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate, Lender or any subsequent holder of any Note shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness, as of the date it was received, and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving or receiving interest in excess of the maximum lawful rate.

     2.3 Procedures for Borrowing.

          (a) Timing of Advances. Advances shall not be made more than once per calendar month, and all Advances in any calendar month shall be made on the same Borrowing Date. Each Advance (other than the last Advance) shall be in an aggregate principal amount of not less than $100,000. No amounts may be borrowed hereunder on or after the Financing Termination Date. Lender is hereby authorized to retain from each Advance all amounts of Lender's Expenses accrued and unpaid by Borrower, for which invoices have been sent to Borrower at least five (5) Business Days before such Advance. In any event, all outstanding legal fees, charges and expenses not paid by Borrower prior to any Borrowing Date shall be paid before any Advance is made or concurrently with such Advance.

          (b) Borrowing Certificates. To request an Advance hereunder, Borrower shall send to Lender, at least ten (10) Business Days prior to the requested Borrowing Date, a completed Borrowing Certificate, along with invoices and such other supporting documentation as Lender may reasonably request. Lender is hereby authorized to add to any Borrowing Certificate all amounts payable by Borrower to Lender in respect of legal fees, charges and expenses arising or incurred by Lender, to the extent such fees, charges and expenses have then been incurred or charged and may be paid from proceeds of the Loan.

          (c) Transmission of Advances. Advances shall be made by wire transfer to the account(s) specified in the applicable Borrowing Certificate, except that (i) proceeds of the Loans may be transmitted, at Lender's option, directly to an NTI account for payment of any unpaid NTI invoices, and (ii) Advances shall be made to Borrower only to the extent that Borrower provides Lender with satisfactory evidence that the amount of such Advance has been paid to NTI. No further authorization shall be necessary for any such direct disbursements, and each such Advance shall satisfy pro tanto the obligations of the Lender under this Agreement.

          (d) Borrowing Dates. Advances shall be made by Lender on the Borrowing Date specified in the applicable Borrowing Certificate if all conditions for such Advance have been satisfied, or on such later Business Date as all conditions for such Advance shall have been satisfied, as determined by Lender.

          (e) Advances After Default. At its option, after the occurrence and continuance of a Default, Lender may but shall not be obligated to make advances of portions of the Loan proceeds to any Person (including without limitation NTI, suppliers, sub-contractors and materialmen) to whom Lender in good faith determines payment is due with respect to the Equipment, and any proceeds so disbursed by Lender shall be deemed disbursed as of the date on which the Person to whom payment is made receives the same. No further authorization from Borrower shall be necessary to warrant such direct advances, and the execution of this Loan Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization and power of attorney so to advance proceeds hereunder. All such Advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Security Documents as fully as if made directly to Borrower.

     2.4 Prepayments.

          (a) Voluntary Prepayments. On or after the Initial Payment Date, the Borrower may, at its option, at any time and from time to time, prepay the Loans in whole or in part, upon at least thirty (30) Business Days prior written notice to the Lender specifying the date and amount of prepayment, in a minimum amount of $1,000,000, plus the premium described below (if applicable), or the remaining amounts outstanding under this Agreement or the Note, if less, and all accrued but unpaid interest thereon. Such notice shall be irrevocable and the principal amount specified in such notice shall be due and payable on the date specified together with accrued interest on the amount prepaid. Amounts prepaid may not be reborrowed and shall be applied as provided in Section 2.4(c). In the event any prepayment is made or required to be made during any LIBOR Period (other than on an Interest Payment Date), Borrower shall pay a prepayment premium calculated in accordance with Schedule 2.2 hereto. No voluntary prepayments shall be permitted prior to the Initial Payment Date.

          (b) Mandatory Prepayment. Upon Lender's demand, if Borrower leases any Equipment other than pursuant to a Qualifying Lease, or if any Lease ceases to be a Qualifying Lease, Borrower shall prepay the Loans to the extent proceeds thereof were used to purchase such Equipment and related Software. All such prepayments shall include all principal, accrued interest, prepayment premium (if any), and expenses then outstanding and due (the "Mandatory Prepayments")

          (c) Application of Prepayments. Any prepayments shall be applied first
     to  interest,   then  to  premium,  then  to  expenses,  and  then  to  the installments of principal in reverse chronological order.

     2.5 Computation of Interest. Interest shall be calculated daily on the basis of a 360-day year for the actual days elapsed in the period during which it accrues.

     2.6 Payments. All payments and prepayments to be made in respect of principal, interest, prepayment premiums or other amounts due from Borrower hereunder or under the Note shall be payable on or before 1:00 p.m., Nashville time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to Lender at Lender's office at 220 Athens Way, Nashville, Tennessee 37228-1399, or by wire at the account of Lender at Bankers Trust Company, New York, New York, ABA Routing No. 021001033, Bank Account No. 50-232-803, or such other location specified in writing by Lender, in immediately available funds, without setoff, recoupment, counterclaims or any other deduction of any nature.

     2.7 Indemnity. Borrower hereby indemnifies Lender against any losses, claims, penalties, expenses, actions, suits, obligations, liabilities and Liens (and all costs and expenses, including reasonable attorneys' fees incurred in connection therewith), that Lender has sustained or incurred or may sustain or incur in connection with any of the Collateral, or the enforcement, performance or administration of the Loan Documents or as a consequence of any default by Borrower in the performance or observance of any covenant or condition contained in this Agreement or the Loan Documents, including without limitation, the breach of any representation or warranty, any failure of Borrower to pay when due (by acceleration or otherwise) any principal, interest, fee or any other amount due hereunder or under the Note, the actions of any Affiliate pursuant to any Lease, or the failure of any Lease to be or remain a Qualifying Lease, and any failure of Borrower to comply with all applicable Requirements of Law (collectively, "Claims") except to the extent of any Claims caused solely by Lender's gross negligence or willful misconduct. Borrower's obligations under this Section 2.7 shall be part of the Obligations and shall be secured by the Collateral. Borrower agrees that upon written notice by Lender of the assertion of any Claims, Borrower shall, at Lender's option, either assume full responsibility for, or reimburse Lender for the reasonable costs and expenses of, the defense thereof. Lender shall have no liability for consequential or incidental damages of any nature. The provisions of this Section 2.7 shall survive the termination of this Agreement and payment of the Obligations.

     2.8 Use of Proceeds. The proceeds of the Advances hereunder shall be used by Borrower only for the purposes and in the amounts described in Section 2.1 hereof, and no amounts repaid may be reborrowed.

     2.9 Fees. Borrower shall pay Lender the fees described on Schedule 2.9 hereto in connection with this Agreement.

     2.10 Lender's Expenses. Borrower agrees (a) to pay or reimburse Lender for all its reasonable costs, fees, charges and expenses incurred or arising in connection  with the  negotiation,  review,  preparation  and  execution of this
Agreement,  the Loan  Documents,  any  commitment  or  proposal  letter,  or any amendment, supplement, waiver, modification to, or restructuring of this Agreement, the Obligations or the other Loan Documents, including, without limitation, reasonable legal fees and disbursements, expenses, document charges and other charges and expenses of Lender, (b) to pay or reimburse Lender for all its reasonable costs, fees, charges and expenses incurred in connection with the administration of the Loans or the enforcement, protection or preservation of any rights under or in connection with this Agreement or any other Loan
Documents, including, without limitation, reasonable legal fees and disbursements, audit fees and charges, and all out-of-pocket expenses, (c) to pay, indemnify, and to hold Lender harmless from, any and all recording and filing fees and taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (excluding income and franchise taxes and taxes of similar nature), if any, which may be payable or determined to be payable in connection with the execution and delivery or recordation or filing of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Loan Documents. All of the amounts described in this Section are referred to collectively as the "Lender's Expenses", shall be payable upon Lender's demand, and shall accrue interest at the Interest Rate in effect when such demand is made from five (5) days after the date of demand until paid in full. All Lender's Expenses, and interest thereon, shall be part of the Obligations and shall be secured by the Collateral. The agreements in this Section 2.10 shall survive repayment of the Obligations. All Lender's Expenses that are outstanding on any Borrowing Date shall be paid before or with such advance. If Borrower has not paid to Lender the amount of all Lender's Expenses billed to Borrower at least five (5) Business Days before such Borrowing Date, Lender shall be authorized to retain from any Advance on such Borrowing Date the amount of such Lender's Expenses that remain unpaid. Borrower's obligation to pay Lender's Expenses shall not be limited by any limitation on the amount of the Commitment that may be designated as available for such purposes, and any amounts so designated shall be used to pay Lender's Expenses accrued at the time of any Advance before any of Borrower's legal fees or similar expenses.

     2.11 Guaranty. The Guarantor shall unconditionally guarantee prompt payment and performance of all the Obligations pursuant to the Guaranty, subject only to the limitations expressed therein..


                  ARTICLE 3: COLLATERAL AND SECURITY AGREEMENT

     3.1 Grant of Security Interest. Borrower (as debtor) hereby assigns to Lender as collateral, and grants to Lender (as secured party) a continuing security interest in and to, all of the Borrower's right, title and interest in and to the following kinds and types of property, whether now owned or hereafter acquired or arising, wherever located (collectively, the "Collateral"):

          (a) All the equipment, goods and products of NTI and any and all additions, substitutions, and replacements to or of any of the foregoing, together with all attachments, components, parts, improvements, upgrades, and accessions installed thereon or affixed thereto, in each case to the extent that the purchase thereof by Borrower was financed with the proceeds of Advances made by Lender under this Agreement ("Equipment").

          (b) All general intangibles and intangible property constituting part of, or provided by or through NTI in connection with, the Equipment, including without limitation the software and software licenses, other licenses, license rights, rights in intellectual property, computer programming (including source codes, object codes and all other embodiments of computer programming or information), warranties and indemnification rights, in each case to the extent that the purchase thereof by Borrower was financed with the proceeds of Advances made by Lender under this Agreement ("General Intangibles"); and

          (c) All proceeds any of the foregoing ("Proceeds").

     3.2 Priority of Security Interests. The security interests granted by Borrower to Lender are and shall be continuing and indefeasible first-priority security interests in the Collateral, subject to no Liens except for Liens permitted under Section 8.2 hereof.

     3.3 Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower shall promptly execute, deliver and record any documents, instruments, agreements and amendments, and take all such further action, as the Lender may reasonably deem desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing statements or amendments under the UCC. The Borrower also hereby authorizes the Lender to file any such financing statement or amendment thereto, without the signature of the Borrower, or with a copy or telecopy of the Borrower's signature, to the extent permitted by applicable law, or to execute any financing statement or amendment thereof on behalf of the Borrower as Borrower's attorney-in-fact. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument or any certificated securities, such note, instrument or certificate shall be immediately pledged and delivered to the Lender hereunder, duly endorsed in a manner satisfactory to the Lender.

     3.4 Further Identification of Collateral. Borrower shall furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

     3.5 Remedies. Lender shall have all the rights and remedies of a secured party under the UCC, and shall be entitled to exercise any and all remedies available under Article 9 hereof or otherwise available at law or in equity upon the occurrence of an Event of Default.

     3.6 Standard of Care. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, and no failure of Lender to preserve or protect any rights with respect to such Collateral against prior parties, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

     3.7 Advances to Protect Collateral. All insurance expense and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by Borrower to any landlord of any premises where any of the Collateral may be located), and, any and all taxes incurred in connection with the foregoing shall be borne and paid by Borrower. Lender may (but shall not be obligated to) make advances to preserve, protect or obtain any of the Collateral, including advances to cure defaults under any of the System Agreements or advances to pay taxes, insurance and the like, and all such advances shall become part of the Obligations owing to Lender hereunder and shall be payable to Lender on demand, with interest thereon from the date of such advance until paid at the Default Rate in effect on the date of such advance.

     3.8 License to Use. Lender is hereby granted a license or other right to use, without charge, Borrower's and Affiliate's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any tangible or intangible property or rights of a similar nature, solely as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's and Affiliate's rights under all licenses and franchise agreements with respect to the Collateral shall inure to Lender's benefit to the fullest extent permitted by applicable law.


     ARTICLE 4: REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to Lender as follows:

     4.1 Organization and Qualification. The Borrower and each Affiliate to which any Equipment is leased is duly organized, validly existing and in good standing as a corporation under the laws of its state of organization. Borrower each Affiliate to which any Equipment is leased is duly qualified to do business and in good standing in each jurisdiction in which the failure to receive or retain such qualification would have a Material Adverse Effect.

     4.2 Authority and Authorization. Borrower has all requisite corporate right, power, authority and legal right to execute and deliver and perform its obligations under this Agreement, to make the borrowings provided for herein, and to execute and deliver and to perform its obligations under the Note. Borrower's execution, delivery and performance of the Basic Agreements have been duly and validly authorized by all necessary corporate proceedings on the part of Borrower. Each Affiliate to which any Equipment is leased has all requisite corporate right, power, authority and legal right to execute and deliver and perform its obligations under the applicable Lease.

     4.3 Execution and Binding Effect. This Agreement, the Note and all other Basic Agreements have been or will be duly and validly executed and delivered by the Borrower, and constitute or, when executed and delivered will constitute, the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights generally.

     4.4  Governmental  Authorizations.  Except for the consents  identified  on
Schedule 4.4 hereto (the "Required Consents"), no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental
Authority (other than the filing of financing statements and continuation statements) is or will be necessary in connection with execution and delivery of this Agreement, the Note or any other Loan Documents by Borrower, or the execution or performance of any Lease by any Affiliate, consummation of the transactions herein or therein contemplated, performance of or compliance by Borrower or any Affiliate of Borrower with the terms and conditions hereof or thereof or the legality, validity and enforceability hereof or thereof.

     4.5 Regulatory Authorizations. The Guarantor, Borrower and each Affiliate to which any Equipment is leased, holds all authorizations, permits and licenses required by the FCC or the PUC or any Communications Law for the use of the Equipment, and all such Regulatory Authorizations are in full force and effect, are subject to no further administrative or judicial review and are therefore final. Lender will not solely by reason of the execution, delivery and performance (other than the enforcement of remedies) of any of the Loan Documents, be subject to the regulation or control of either the FCC or the PUC.

     4.6 Material Agreement; Absence of Conflicts. The execution and delivery of this Agreement, the Note and the other Loan Documents, the consummation of the transactions herein or therein contemplated and the performance of or compliance with the terms and conditions hereof or thereof by Borrower will not (a) materially violate any applicable Law; (b) conflict with or result in a material breach of or a default under the Organizational Documents of the Borrower or any agreement or instrument to which the Guarantor, Borrower or each Affiliate to which any Equipment is leased, is a party or by which it and its properties is bound; or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of Borrower except as otherwise contemplated by this Agreement.

     4.7 No Restrictions. Borrower is not a party or subject to any contract, agreement, or restriction in its Organizational Documents that materially and adversely affects its business or the use or ownership of any of its properties or operation of its business. Neither of the Guarantor nor the Borrower is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than the Indenture or as set forth on
Schedule 4.7, none of which prohibit the Borrower's execution of or compliance with this Agreement. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Encumbrance.

     4.8 Financial Statements. Borrower has furnished to Lender the most recent annual or quarterly financial statements (on a consolidated basis) of GST Telecommunications, the direct parent company of the Guarantor and the indirect parent company of Borrower. Borrower has also furnished Lender with a balance sheet and income statement of the Borrower as of November 30, 1996, certified by a Responsible Officer of the Borrower, consisting of a balance sheet, attached as Schedule 4.8 hereof. Such financial statements (including, in the case of GST Telecommunications only, the notes thereto) present fairly the financial condition of GST Telecommunications and Borrower, as the case may be, as of the end of such fiscal periods and the results of their respective operations and the changes in their financial position for the fiscal period then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal period, except that, in the case of the Borrower's financial statements, no notes to financials are contained in such financial statements. Any projections and pro forma financial statements delivered by Borrower to Lender were prepared in good faith, based on reasonable assumptions, including without limitation, the cost of capital. Borrower agrees and Lender acknowledges that such projections will be based on reasonable assumptions at the time of their preparation, but that there can be no assurance that such projections will be realized or that actual events will not result in variations from such projections.

     4.9 Financial Accounting Practices. Borrower has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its respective transactions and dispositions of its assets, and Borrower shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4.10 Accurate and Complete Disclosure. No representation or warranty made by Borrower under this Agreement and no statement made by Borrower or by any Owner or Guarantor in any financial statement, certificate, report, exhibit or document furnished by Borrower or any Owner or Guarantor to Lender pursuant to or in connection with this Agreement (including without limitation any filings with the Securities Exchange Commission, the FCC or the PUC) is or was false or misleading as of the date made in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading) in light of the circumstances in which it was made. There are no facts that evidence or create a Material Adverse Effect, or, so far as the Borrower can now foresee, will evidence or create a Material Adverse Effect, which has not been set forth in the financial statements referred to in
Section 4.8 hereof or otherwise disclosed herein or in writing to the Lender prior to the First Borrowing Date.

     4.11 No Event of Default; Compliance with Material Agreements. No event has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default after giving effect to the Advance to be made on the First Borrowing Date. As of the date hereof, Borrower is not in violation of any term of its material agreements or instruments to which it is a party or by which it or its properties is bound.

     4.12 Litigation. Except as set forth in Schedule 4.12, there is no pending action, suit or threatened proceeding by or before any Governmental Authority against or affecting Borrower or any of its properties, rights or licenses which if adversely decided would have a Material Adverse Effect.

     4.13 Rights to Property; Intellectual Property. Borrower has good and marketable title, subject only to the Permitted Encumbrances, to the Collateral and to all personal and real property purported to be owned by it as reflected in the most recent balance sheet referred to in Section 4.8 hereof (except as sold or otherwise disposed of in the ordinary course of business as no longer used or useful in the conduct of the business). Borrower owns or possesses the right to use all patents, trademarks, service marks, trade names, copyrights, know-how, franchises, software and software licenses necessary for the operation of its business, free from burdensome restrictions.

     4.14 Financial Condition. The Borrower's financial condition is accurately described in the Certificate of Financial Condition executed by Borrower pursuant hereto.

     4.15 Taxes.  Borrower's federal tax  identification  number is set forth on
Schedule 1 hereto. All tax returns required to be filed by Borrower have been properly prepared, executed and filed, and all taxes, assessments, fees and other governmental charges upon Borrower or upon any of its respective properties, incomes, sales or franchises which are shown to be due and payable thereon have been paid, other than taxes or assessments the validity or amount of which Borrower is contesting in good faith. Any reserves and provisions for taxes on the books of Borrower are adequate for all open years and for its current fiscal period.

     4.16 No Material Adverse Change. Since the date of the financial statements referenced in Section 4.8, there has been no Material Adverse Change.

     4.17 No Regulatory Event. No Regulatory Event has occurred and is continuing.

     4.18 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any Affiliate to which any Equipment is leased, and any Carrier, any labor organizations, any customer or any group thereof, which individually or in the aggregate, if terminated, cancelled, or so limited or modified and would have a Material Adverse Effect on the business of Borrower or the Guarantor, or with any material Supplier, and there exists no present condition or state of facts or circumstances which would have a Material Adverse Effect on or prevent Borrower from conducting its business after the consummation of the transaction contemplated by this Agreement.

     4.19 No Brokerage Fees. No brokerage or other fee, commission or compensation is to be paid by Borrower to any Person in connection with the loans to be made hereunder. Borrower hereby indemnifies Lender against any claims brought against Lender for brokerage fees or commissions of any Person based on an agreement with Borrower and agrees to pay all expenses incurred by Lender in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

     4.20 Margin Stock; Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. The making of the Advances and the use of the proceeds thereof will not violate Regulations G, U or X of the Board of Governors of the Federal Reserve System.

     4.21 Investment Company; Public Utility Holding Company. Borrower is not an "investment company" or a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     4.22 Personal Holding Company; Subchapter S. Borrower is not a "personal holding company" as defined in Section 542 of the Code, and Borrower is not a "Subchapter S" corporation within the meaning of the Code.

     4.23 ERISA. (i) With respect to any Plan, to the Borrower's knowledge, there is no Reportable Event currently under consideration by the PBGC which may reasonably result in any material liability to the PBGC with respect to any Plan, (ii) no Plan has been terminated, (iii) no trustee has been appointed by any United States District Court to administer any Plan, (iv) the PBGC has not instituted proceedings to terminate any Plan or to appoint a trustee to administer any such Plan, (v) neither the Borrower nor any Affiliate to which Equipment is being leased has withdrawn, completely or partially, from any Plan and (vi) neither the Borrower nor any Affiliate to which Equipment is being leased has incurred secondary liability for withdrawal liability payments under any Plan.

     4.24 Environmental Warranties. Borrower is in compliance with all Environmental Laws applicable to Borrower or its business or to the real or personal property owned, leased or operated by Borrower. Borrower has not received notice of, and is not aware of, any violations or alleged violations, or any liability or asserted liability, under any such Environmental Laws, with respect to Borrower or its business or its properties.

     4.25 Security Interests. The provisions of Article 3 hereof are effective to create in favor of Lender a legal, valid and enforceable Lien on or security interest in all of the Collateral, and, when the recordings and filings described on Schedule 4.25 hereto have been effected in the public offices listed on said Schedule 4.25 (in each case, as such Schedule may be amended from time to time), this Agreement will create a perfected first-priority security interest in all right, title, estate and interest of Borrower in the Collateral, and subject to no other Liens except for Permitted Encumbrances. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral will have been duly taken prior to the First Borrowing Date. The recordings and filings shown on said Schedule 4.25 (as such Schedule may be amended from time to time) are all the actions necessary or advisable in order to establish, protect and perfect the security interest of Lender in the Collateral granted hereunder.

     4.26 Place of Business. The chief executive offices of Borrower and each Affiliate to which Equipment will be leased are identified on Schedule 4.26 hereto (as such Schedule may be amended from time to time). The Borrower's principal place of business in the state(s) where the Equipment is to be located is identified on Schedule 4.26 hereto. The Borrower's records concerning the Collateral are kept at its principal place of business.

     4.27 Location of Collateral. The Collateral is and will be kept at the locations identified on Schedule 4.26 hereto (as such Schedule may be amended from time to time) or such other locations as may be permitted under Section 8.12.

     4.28 Clear Title To Collateral. The Borrower is the sole owner of each item of the Collateral, having good and marketable title thereto, free and clear of any and all Liens, claims, or rights of others, except for the security interest granted herein to the Lender and the other Permitted Encumbrances.

     4.29 Assumed Names. Except as set forth on Schedule 4.29 hereto, neither Borrower nor any Affiliate to which any Equipment is leased conducts business under any assumed names or trade names, and has not conducted business under any other names, or any assumed names or trade names, at any time prior to the date hereof.

     4.30 Transactions with Affiliates. No Affiliate and no officer, director or Owner of Borrower or any individual related by blood, marriage, adoption or otherwise to any such officer, director or Owner, or any Person in which any such officer, director, Owner or individual related thereto owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Borrower or has any material interest in any material property used by the Borrower, except for Qualifying Leases or as set forth on Schedule 4.30 hereto.

      4.31 NTI Purchase Agreement. The NTI Purchase Agreement has been duly executed and delivered by the Borrower and NTI, is in full force and effect, and a true, correct and complete copy thereof (including all annexes, attachments and amendments thereto) has been delivered to Lender, and there are no other side letters, waivers or other agreements affecting the terms thereof.


                        ARTICLE 5: CONDITIONS OF CLOSING

     On or before the Closing Date, the following conditions shall have been satisfied:

     5.1 Closing Certificates. A certificate of Borrower signed by a duly authorized Responsible Officer, certifying as to (i) true copies of Organizational Documents of Borrower in effect on such date; (ii) true copies of all corporate action taken by Borrower relative to this Agreement, the Note and the other Loan Documents; and (iii) the names, true signatures and incumbency of the Responsible Officers of Borrower authorized to execute and deliver this Agreement, the Note and the other Loan Documents.

     5.2 Opinion of Counsel. Lender shall have received a written opinion of counsel for Borrower and the Guarantor, substantially in the form of Exhibit C hereto, dated as of the Closing Date.

     5.3 Closing Documents. Lender shall have received the following documents, all in form and substance satisfactory to Lender:

          (a) Agreement. This Agreement, duly executed by Borrower;

          (b) Note. The Note, duly executed by Borrower;

          (c) Financing Statements. All UCC-1 financing statements necessary to perfect the Liens granted hereby will be duly executed by Borrower and duly recorded in all the offices identified on Schedule 4.25 hereto in accordance with Section 6.2(k) hereof;

          (d) NTI Purchase Agreement. A copy of the executed NTI Purchase Agreement;

          (e)  Insurance.  Policies and  certificates  of insurance  required by
     Section 7.7, accompanied by evidence of the payment of the premiums therefor;

          (f)  Financial  Statements.  The  financial  statements  described  in
     Section 4.8 hereof;

          (g) Balance Sheet. A balance sheet of the Borrower, dated as of the end of the month preceding the Closing Date, certified by a Responsible Officer as fairly presenting the financial condition of the Borrower.

          (h) Certificate of Financial Condition. A Certificate of Financial Condition, duly executed by a Responsible Officer of the Borrower.

          (i) Pre-Closing Lien Searches. Lien searches from all jurisdictions reasonably determined by Lender to be appropriate, effective as of a date reasonably close to the Closing Date, reflecting no other Liens (other than Permitted Encumbrances) on any of the Collateral.

          (j) Guaranty. The Guaranty, duly executed by Guarantor, substantially in the form of Exhibit F.

          (k) Leases. Copies of all executed Leases, each of which must be a Qualifying Lease in substantially the form of Exhibit E hereto.

          (l) Lease Schedule. An updated Schedule 4.30, which contains an accurate list of all executed and proposed Leases and their status.


                        ARTICLE 6: CONDITIONS OF LENDING

     6.1 Conditions for Initial Advance. On or before the First Borrowing Date, the following conditions shall have been met:

          (a) Post-Closing Lien Searches. Lender shall have received satisfactory results of Lien searches in all jurisdictions reasonably determined by Lender to be appropriate, reflecting the filing of financing statements in favor of Lender pursuant hereto and no other Liens other than Permitted Encumbrances in accordance with Section 6.2(k) hereof.

          (b)  Required  Consents.   Lender  shall  have  received  satisfactory
     evidence of the Borrower's obtaining the Required Consents.

          (c) Fees.  Lender shall have received the fee(s)  described in Section
     2.9 hereof.

          (d) Lease Schedule. An updated Schedule 4.30, which contains an accurate list of all executed and proposed Leases and their status.

     6.2 Conditions for All Advances. The obligation of Lender to make any Advance hereunder is subject to the Borrower's performance of its obligations hereunder on or before the date of such Advance, and to the satisfaction of the following further conditions on or before the Borrowing Date for any Advance, including the first Advance:

          (a) Filings, Registrations and Recordings. Any financing statements or other recordings required hereunder shall have been properly filed, registered or recorded in each office in each jurisdiction required in order to create in favor of the Lender a perfected first- priority Lien on the Collateral, subject to no other Lien; the Lender shall have received acknowledgment copies of all such filings, registrations and recordations stamped by the appropriate filing officer; and Lender shall have received results of searches of such filing offices, and satisfactory evidence that any other Liens (other than Permitted Encumbrances) on the Collateral have been duly released, that all necessary filing fees, recording fees, taxes and other expenses related to such filings, registrations and recordings have been paid in full.

          (b) Borrowing Certificate. Lender shall have received a duly executed Borrowing Certificate in the form of Exhibit B, including a detailed itemization of all costs of goods and services to be paid with the proceeds of the Advance and accompanied by supporting documentation reasonably satisfactory to Lender.

          (c) Reporting Requirements. Borrower shall have provided Lender with all relevant reports and information required under Article 7 hereof.

          (d) No Regulatory Event. No Regulatory Event (in either Borrower's or Lender's reasonable determination) shall have occurred and be continuing or would exist upon the consummation of transactions to occur on such Borrowing Date.

          (e) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or would exist upon the consummation of transactions to occur on such Borrowing Date.

          (f) No Material Adverse Change. No Material Adverse Change shall have occurred, or would occur after giving effect to such Advance, since the date of the last financial statements delivered to Lender pursuant to
     Section 4.8 or 7.1 hereof.

          (g) Representations and Warranties. The representations and warranties contained in Article 4 hereof shall be true in all material respects on and as of the date of each such Advance hereunder.

          (h) Lender's Expenses. All closing costs, and other Lender's Expenses shall have been paid in full, (or shall be paid first from such Advance as provided in Section 2.3 hereof).

          (i) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to Lender and Lender shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to Lender, as Lender may from time to time request.

          (j) Lease Schedule. An updated Schedule 4.30, which contains an accurate list of all executed and proposed Leases and their status.

          (k) Post-Closing  Items. The post-closing  items described on Schedule
     6.2 hereto, if any, shall have been completed in the time permitted, and Borrower shall have provided Lender with satisfactory evidence thereof.

     6.3 Affirmation of Representations and Warranties. Any Borrowing Certificate or other request for any Advance hereunder shall constitute a representation and warranty that (a) the representations and warranties contained in Article 4 hereof are true and correct in all material respects on and as of the date of such request with the same effect as though made on and as of the date of such request and (b) on the date of such request no Default or Event of Default has occurred and is continuing or exists or will occur or exist after giving effect to such Advance (for this purpose such Advance being deemed to have been made on the date of such request). Failure of Lender to receive notice from Borrower to the contrary before such Advance is made shall constitute a further representation and warranty by Borrower that (x) the representations and warranties of Borrower contained in the first sentence of this Section 6.3 are true and correct on and as of the date of such Advance with the same effect as though made on and as of the date of such Advance and (y) on the date of the Advance no Default or Event of Default has occurred and is continuing or exists or will occur or exist after giving effect to such Advance.

     6.4 Deadline for Funding Conditions. Lender shall have no obligation to make any Advances hereunder if all of the conditions set forth in Article 5 and in Sections 6.1 and 6.2 hereof have not been fully satisfied or waived by Lender.


                        ARTICLE 7: AFFIRMATIVE COVENANTS

     Borrower hereby agrees that as long as the commitment hereunder remains in effect, the Note remains outstanding or unpaid or any other amount is owing to Lender hereunder or under any of the Loan Documents, Borrower shall keep and perform fully each and all of the following covenants:

     7.1 Reporting and Information Requirements.

          (a) Annual and Other Reports. Promptly after GST Telecommunications files its Form 10-K, Form 10-Q or any other report or registration statement containing financial information with the Securities and Exchange Commission, Borrower shall furnish or cause to be furnished to Lender such report or registration statement. Each Form 10-K of GST Telecommunications delivered to Lender shall contain the requisite consolidated financial statements of GST Telecommunications and contain a report of an independent public accounting firm of recognized national standing selected by GST Telecommunications and reasonably satisfactory to Lender, which report shall be without qualification that causes or would reasonably be expected to cause a Material Adverse Effect. At such time as Borrower is required to deliver to Lender any Form 10-K filed by GST Telecommunications with the Securities and Exchange Commission, Borrower shall also provide Lender with separate unaudited annual financial statements of Borrower as of the close of the same annual period. At such time as Borrower is required to deliver to Lender any Form 10-Q filed by GST Telecommunications with the Securities and Exchange Commission, Borrower shall also provide Lender with separate unaudited quarterly financial statements of Borrower consisting of balance sheet and related statement of income, retained earnings and changes in financial position as of the close of the same quarterly period.

          (b) Compliance Certificates. Within sixty (60) days after the end of each Calendar Quarter (other than fiscal year end), Borrower shall deliver to Lender a certificate dated as of the end of such Calendar Quarter, signed on behalf of Borrower by a Responsible Officer of Borrower (i) stating that as of the date thereof no Event of Default has occurred and is continuing or exists, or if an Event of Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by Borrower; and (ii) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate.

          (c) Projections. If requested by Lender, Borrower shall deliver to Lender within thirty (30) days prior to the beginning of each calendar year projections of its anticipated income, expenses, cash flow, assets and liabilities for each month of such calendar year, prepared in good faith and in a manner and format consistent with other financial statements provided by Borrower to Lender. Such projections shall present fairly the anticipated financial condition of the Borrower and shall be certified by a Responsible Officer of the Borrower. Borrower agrees and Lender acknowledges that such projections will be based on reasonable assumptions at the time of their preparation but that there can be no assurance that such projections will be realized or that actual events will not result in variations from such projections. Upon Lender's request, or following any material change in the Borrower's financial condition or business, such reports shall be provided to Lender quarterly, within thirty (30) days prior to the beginning of each Calendar Quarter.

          (d) Other Reports and Information. Promptly upon their becoming available to Borrower, Borrower shall deliver to Lender copies of (i) all regular or special reports or effective registration statements which Borrower shall file with Governmental Authorities, the FCC or the PUC (or any successor thereto) or any securities exchange, (ii) financial statements, material reports, and other information distributed by Borrower to its creditors or the financial community in general, and (iii) all press releases issued by or concerning Borrower or the System.

          (e) Further Information. Borrower will promptly furnish to Lender such other information (including any report by independent auditors) in such form as Lender may reasonably request.

     7.2 Other Notices. Promptly upon a Responsible Officer of Borrower becoming aware of any of the following, Borrower shall give Lender notice thereof, together with a written statement of a Responsible Officer of Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by Borrower:

          (a) a Default or Event of Default;

          (b) any Material Adverse Change;

          (c) a material default or breach by Borrower or any Affiliate which is leasing any Equipment under any other obligation the default under which would cause a Material Adverse Effect, to which it is a party or by which it or its properties is bound;

            (d)  any  event  that  the  Borrower  reasonably   determines  would
      constitute a Regulatory Event with respect to the Borrower or any Affiliate which has leased any Equipment;

          (e) the commencement, existence or threat of any proceeding by or before any Governmental Authority against Borrower which, if adversely decided, would have a Material Adverse Effect;

          (f) Borrower's receipt of any notice of violation of, or liability under, any Environmental Laws affecting Borrower or any Affiliate which has leased any Equipment or any of its properties;

          (g) the failure of any Lease to be or remain a Qualifying Lease;

          (h) any Change in Control or any material change in the management of Borrower or the Guarantor;

          (i) Borrower's entering into any transaction with any Affiliate of Borrower other than (a) the Management Services Agreement or (b) any Qualifying Lease; or

          (j) any change in Borrower's Certificate of Incorporation or By-Laws.

     7.3 Notice of Pension-Related Events. The Borrower shall promptly furnish Lender with written notice upon the receipt by the Borrower or the administrator of any Plan of any notice, correspondence or other communication from the PBGC, the IRS, the Secretary of Treasury, the Department of Labor, or any other Person, as the case may be, relating to (i) any Reportable Event, (ii) any funding deficiency with respect to any Plan, (iii) any liability, either primary or secondary, with respect to complete or partial withdrawal from any Plan, (iv) proceedings to terminate any Plan or (v) the appointment of a trustee for any Plan. Such notice shall be accompanied by any pertinent documents including, but not limited to, the relevant notice, correspondence or other communication and a statement of a Responsible Officer of the Borrower describing the event or the action taken and the reasons therefor.

     7.4 Inspection Rights. Borrower shall upon reasonable notice permit such persons as Lender may designate to visit and inspect the Collateral or any other properties of Borrower, to examine its books and records and take copies and extracts therefrom and discuss its respective affairs with its officers, employees and independent engineers at such times and as often as Lender may reasonably request. Borrower hereby authorizes such officers, employees, and independent engineers to discuss with Lender the affairs of Borrower.

     7.5 Preservation of Corporate Existence and Qualification. Borrower and each Affiliate which leases any Equipment shall maintain its existence, good standing and rights in full force and effect in its jurisdiction of organization. Borrower shall qualify to do business and remain qualified and in good standing and shall obtain all necessary authorizations to do business in each jurisdiction in which failure to receive or retain such would have a Material Adverse Effect.

     7.6 Continuation of Business. Borrower and any Affiliate which leases any Equipment shall continue to engage solely in the business described on Schedule 1 hereto, and shall acquire and maintain in full force and effect all rights, privileges, franchises and licenses necessary for the operation and maintenance of the System (including, without limitation any license or authorization required by the FCC or any PUC).

     7.7 Insurance.

          (a) Borrower shall provide and maintain or cause to be maintained at all times insurance in such forms and covering such risks and hazards and in such amounts and with an insurance corporation with a Best rating of "A" or above, licensed to do business in the states where the System and the Borrower are located, including coverage of all leased Equipment, as shown on Schedule 7.7 hereto, and otherwise as may be required by the Security Documents.

          (b) Borrower shall cause (i) all physical damage insurance policies to contain a lender's or mortgagee's loss payable provision acceptable to Lender with respect to the Collateral, and (ii) all such insurance policies to provide that no assignment, cancellation, modification, reduction in amount or adverse change in coverage thereof shall be effective until at least thirty (30) days after receipt by Lender of written notice thereof,
     (iii) all such insurance policies to insure the interests of Lender with respect to the Collateral regardless of any breach of or violation by Borrower of any warranties, declarations or conditions contained therein and (iv) all such insurance policies to provide that Lender shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance. Lender shall be under no obligation to verify the adequacy or existence of any insurance coverage. Borrower shall furnish Lender copies of, or acceptable certificates with respect to, all such policies prior to the Closing Date, and shall provide to Lender, at least thirty days prior to each policy expiration date, evidence of the insurance being maintained by Borrower in compliance with this Section 7.7(b).

          (c) If the Collateral is partially or totally damaged or destroyed, Borrower shall give prompt notice to Lender, and all insurance proceeds, less the costs of collection thereof, shall be paid to or retained by Lender. Settlements, adjustments or compromises of any claims for loss, damage or destruction to the Collateral shall be made by Borrower and Lender as long as no Event of Default has occurred and is continuing, and otherwise shall be made solely by Lender. Borrower hereby authorizes and directs any affected insurance company to pay such proceeds directly to Lender, and to rely on Lender's statement as to whether an Event of Default has occurred. Borrower shall pay all costs of collection of insurance proceeds payable on account of such damage or destruction. If no Default or Event of Default has occurred and is continuing on the date the Collateral is partially or totally damaged or destroyed, Lender shall make available to Borrower the proceeds of any physical damage insurance actually paid to Lender in respect of such damage or destruction of the Collateral (after deducting therefrom any sums retained by Lender in reimbursement for Lender's costs of collection) to pay the cost of restoration, and Borrower shall proceed promptly with the work of restoration of the Collateral and shall pursue the work of restoration diligently to completion. Any insurance proceeds remaining after completion of work or restoration shall be paid over to Borrower. Upon completion of any restoration, Borrower shall deliver to Lender a certificate stating that the restoration has been duly completed and accounting for the use of any insurance proceeds in such restoration. If any Default or Event of Default has occurred and is continuing either on the date of such damage or destruction or on the date such insurance proceeds are paid, or if any Default or Event of Default shall occur prior to completion of such work of restoration, then Lender, at its option, may apply such insurance proceeds in payment of any of the Obligations, in such order as Lender may elect in its sole discretion.

     7.8 Payment of Taxes, Charges, Claims and Current Liabilities. Borrower shall pay or discharge:

          (a) on or prior to the date on which penalties thereto accrue, all taxes, assessments and other government charges or levies imposed upon it or any of its properties or income or any Equipment, Software or other Collateral (including such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law);

          (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, and other like persons which could result in creation of a Lien upon any such property;

          (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Permitted Encumbrances) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of Borrower in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving Borrower or any Affiliate which leases any Equipment; and

          (d) all other material current liabilities of Borrower so that none is overdue more than sixty (60) days.

     Notwithstanding the foregoing, Borrower shall be entitled to contest or appeal the requirements of any Law or Governmental Authority or the payment of any tax, assessment, charge, levy or claim, or any judgment entered against the Borrower (collectively, in this Section 7.8, the "requirements"), and such occurrence shall not constitute a Default or an Event of Default as long as (i) such requirements are being contested in good faith by appropriate proceedings diligently conducted; (ii) Borrower has given Lender written notice of such requirements and its intent to contest them, with supporting reasons for such contest, before the addition of any interest or penalties that may accrue on such requirements; (iii) Borrower maintains adequate cash reserves and makes other appropriate provisions as may be required by GAAP to provide for any liability arising from such requirements; (iv) the contesting of, or failure to comply with, such requirements does not in any way jeopardize the Borrower's ability or authority to operate all or any part of the Collateral or the continuing priority of Lender's security interests in the Collateral; (vi) the contesting of, or failure to comply with, such requirements does not have a Material Adverse Effect; and (vii) any foreclosure, attachment, execution, sale or similar proceeding against the Borrower or any of its properties in connection with any such requirements is duly stayed by posting of a bond or security deposit or by other action sufficient under applicable law to stay such foreclosure, attachment, execution, sale or other proceedings.

     7.9 Financial Accounting Practices. Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     7.10 Compliance with Laws. Borrower shall comply and shall cause any Affiliate which leases any Equipment to comply in all respects with all Laws applicable to Borrower or such Affiliate, provided that Borrower shall not be deemed to be in violation of this Section 7.10 as a result of any failure to comply which would not result in any liability or exposure to Lender or any fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would have a Material Adverse Affect on the business, operations or financial condition of Borrower or such Affiliate or the ability of Borrower or such Affiliate to perform its obligations under this Agreement, or any Lease, or the Note.

     7.11 Use of Proceeds. Borrower shall use the proceeds of Advances hereunder only as set forth in Section 2.1 hereof.

     7.12 Government Authorizations; Regulatory Authorizations, Etc. Borrower and each Affiliate which is leasing any Equipment shall at all times obtain and maintain in force all Regulatory Authorizations and all other authorizations, permits, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Governmental Authority necessary in connection with execution and delivery of this Agreement, or any Lease, or the Note, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity and enforceability hereof or thereof.

     7.13 Contracts and Franchises. Borrower shall comply with all agreements or instruments to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound and shall maintain any and all franchises it may have or hereafter acquire, provided that Borrower shall not be deemed to be in violation of this Section 7.13 as a result of any failure to comply with any agreement if such failure would not have Material Adverse Effect.

     7.14 Consents. Borrower shall obtain Landlord's Consents for each location identified under Schedule 4.26 within 30 days following the Closing Date and will use its best efforts to obtain such other third party consents (which efforts shall not require the payment of any amounts to such third party) as Lender shall reasonably request to protect its Liens and its access to the Collateral. Borrower's failure to obtain a Landlord's Consent from a particular owner/landlord, sublessor and/or licensor of any real property where any of the Collateral is to be located shall not constitute a Default or an Event of Default if Guarantor agrees in writing to indemnify Lender against all costs and expenses (including reasonable attorney's fees and expenses) incurred by Lender in any action by Lender against such owner/landlord, sublessor and/or licensor to enforce or protect Lender's rights in the Collateral.

     7.15  Construction  and Storage.  The  Collateral  shall be  installed  and equipped in full compliance with the Requirements of Law affecting the Collateral except to the extent a failure to so comply would not have a Material Adverse Effect on the construction or operation of the Collateral. All Equipment financed with the proceeds of the Loan shall be safeguarded and stored until installed in appropriate storage facilities owned or leased by Borrower. In the event of any cessation of construction for more than fifteen (15) successive calendar days, Borrower shall make adequate provision, reasonably acceptable to Lender, for the protection of all Collateral stored on site against deterioration, loss or damage.

     7.16 Upgrade NTI Equipment. Borrower shall update or cause to be updated the software used with any Equipment with software customarily used in equipment of the same type as such Equipment within two releases of the most current batch change supplement release. Borrower shall maintain the Equipment in good working order and shall upgrade its functionality to include batch change supplements releases generally available to NTI customers and batch change supplements upgrades included in the original purchase price of the NTI Purchase Agreement in the form in effect on the Closing Date.


                          ARTICLE 8: NEGATIVE COVENANTS

     Borrower hereby agrees that so long as the Commitment hereunder remains in effect or the Note remains outstanding and unpaid or any other amount is owing to Lender hereunder or under any of the Loan Documents, Borrower shall not directly or indirectly without prior written consent of Lender, do or permit to exist any of the following:

     8.1 Additional Indebtedness. Create, incur, assume or suffer to exist at any one time any Indebtedness other than any Indebtedness (i) owed by any Affiliate of the Borrower and (ii) described in Schedule 8.1 hereto.

     8.2 Restrictions on Liens and Sale of Collateral. Create or suffer to exist any Lien on the Collateral, or any part thereof, whether superior or subordinate to the Lien of the Security Documents, or assign, convey, sell or otherwise dispose of or encumber its interest in the Collateral, or any part thereof (including, without limitation, execution of any lease), nor permit any such action to be taken, except for the following permitted dispositions and encumbrances (the "Permitted Encumbrances"): (i) the Lien created hereby and any purchase money Liens in favor of NTI created by the NTI Purchase Agreement; (ii) Liens for taxes not yet due, or which are being contested in good faith and by appropriate proceedings in accordance with
Section 7.8 hereof; (iii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are overdue for a period not longer than sixty (60) days or which are being contested in good faith and by appropriate proceedings in accordance with
Section 7.8 hereof; (iv) pledges or liens in connection with workers' compensation, unemployment insurance and other social security legislation; (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vi) easements, rights-of-way, restrictions and other similar encumbrances that are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower; (vii) judgment liens with respect to which execution has been stayed within ten (10) days by appropriate judicial proceedings and the posting of adequate security which may not be any of the Collateral; (viii) Qualifying Leases; and (ix) specific liens, if any, identified on Schedule 8.2 hereto.

     8.3 Limitation on Contingent Obligations. Agree to, or assume, guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any Contingent Obligation except for (i) those created or contemplated by the Loan Documents, and (ii) Contingent Obligations in respect of any Affiliate of the Borrower.

     8.4 Fees and Commissions. Without Lender's prior written consent, which will not be unreasonably withheld, obligate itself to pay fees, expenses and/or commissions (other than management fees paid in the ordinary course of business) in connection with any sale of equity interests, placement of debt or other financial transaction with any entity other than the Lender or an Affiliate of the Lender.

     8.5 Prohibition of Mergers, Acquisitions, Name, Office or Business Changes, Etc.

          (a) Enter into or become the subject of, any transaction of merger, acquisition or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of the Collateral.

          (b) Change its name or corporate structure without giving Lender at least thirty (30) days advance written notice of such change, and ensuring that any steps that Lender may deem necessary to continue the perfection and priority of Lender's security interests in the Collateral shall have been taken.

          (c) Change the fiscal year end of Borrower from September 30, except with the prior written consent of Lender, which consent shall not be unreasonably withheld.

          (d) Amend, restate or otherwise modify, or violate any terms of, its Organizational Documents without the prior written consent of Lender, which consent will not be unreasonably withheld.

          (e) Conduct any business other than that expressly permitted by the Borrower's Articles of Incorporation.

     8.6 Prohibition Against Changes to Leases. Permit or acquiesce in any change, waiver or other alteration with respect to any Lease that would have a Material Adverse Effect., provided, however, that the Leases may be amended without Lender's consent to the extent permitted by the terms of the Form of Lease set forth in Exhibit E hereof.

     8.7 Limitation on Investments, Advances and Loans. (i) Organize, create, acquire, capitalize or own any Subsidiaries without Lender's prior written consent or (ii) make or commit to make any advance, loan, guarantee of any Indebtedness, extension of credit or capital contribution to, or hold or invest in or purchase or otherwise acquire any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person (other than any Affiliate of Borrower).

     8.8 Capital Expenditures. Directly or indirectly make or commit to make any expenditure in respect of the purchase or other acquisition (including installment purchases or capital leases) of fixed or capital assets, except for
(i)  expenditures  in  accordance  with any  projections  furnished  pursuant to
Section 7.1(c), (ii) normal replacements and maintenance which are properly charged to current operations and (iii) purchases by Borrower under the NTI Purchase Agreement.

     8.9 Limitation on Leases. Enter into any agreement, or be or become liable under any agreement, not in existence as of the date hereof and reflected on Borrower's financial statements, for the lease, hire or use of any real or personal, including, without limitation, capital or operating leases, except for Qualifying Leases; provided that Borrower may, in the ordinary course of business and on terms consistent with standard in the industry, enter into leases or agreements office space, office equipment, vehicles or tools.

     8.10 Termination of NTI Purchase Agreement. Fail to satisfy its minimum purchase obligations under the NTI Purchase Agreement.

     8.11 Removal of Collateral. Remove or permit the removal of any material part of the Collateral (except for sales or leases of Inventory in the ordinary course of business) from the locations identified on Schedule 4.25, without giving Lender thirty (30) days prior written notice of such move and ensuring that any steps the Lender may deem necessary to continue the perfection and priority of Lender's security interest in the Collateral shall have been taken.

     8.12 Assumed Names. Transact or engage in business under any assumed name, fictitious name, tradestyle or "d/b/a."

                    ARTICLE 9: EVENTS OF DEFAULT AND REMEDIES

     9.1 Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

          (a) Payment Default. If Borrower fails to pay any sum, whether of principal or interest on the Note or any prepayment premiums, or any other amount due hereunder or under the Note within ten (10) calendar days after such amount becomes due; or

          (b) False Statement. If any statement, representation or warranty made by Borrower or by any Owner, Guarantor or Affiliate in any Loan Document or made in any financial statement, certificate, report, exhibit or document furnished to Lender pursuant to any Loan Document, proves to have been untrue, incomplete, false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement not misleading) and such untruth, falsity, misleading statement or omission shall not have been corrected or remedied to the satisfaction of Lender within twenty (20) calendar days after the earlier of Borrower's (or the Owner's, Guarantor's or Affiliate's) knowledge thereof or receipt of written notice thereof from Lender; or

          (c) Covenant Defaults. If Borrower defaults in the performance or observance of any covenant or agreement in this Agreement, and such default continues for a period of twenty (20) calendar days after the Borrower's receipt of written notice from Lender thereof, except for violations of
     Section 7.8(d), which shall become an Event of Default at the end of the sixty (60) day period stated therein and except for specific Defaults listed elsewhere in this Section 9.1, as to which no notice or cure period shall apply unless specified; or

          (d) Undischarged Judgments. If one or more judgments for the payment of money has been entered against Borrower, or if a writ or warrant of attachment, garnishment, execution, distraint or similar process has been issued against Borrower or any of its properties having an aggregate value in an amount in excess of $250,000, and any such judgment, writ or other process has remained undischarged and unstayed for a period of thirty (30) calendar days, unless the validity thereof is contested in compliance with
     Section 7.8 hereof; or

          (e) Default Under Third Party Agreements. If a default, or event or condition which with notice or lapse of time or both would become a default, occurs in any Lease and is not cured in the time permitted in the Lease, or if any Lease ceases to be a Qualifying Lease and Lender has not waived such event in writing; or that gives the creditor the right to accelerate payment in respect of any other obligation of Borrower for borrowed money (including lease obligations) in the amount of $250,000 in the aggregate, or under any two or more such other obligations of any amount; or

          (f) Dissolution; Discontinuance of Business, Etc. If Borrower, the Guarantor or any Affiliate which is leasing any Equipment discontinues its usual business, dissolves, has its Organizational Document revoked and not reinstated, winds up or liquidates itself or its business; or

          (g) Involuntary Bankruptcy or Receivership Proceedings. If a receiver, custodian, liquidator, or trustee of Borrower, any Owner, the Guarantor, or any Affiliate which is leasing any Equipment, or of any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or an order is entered adjudicating Borrower, any Owner, the Guarantor, or any Affiliate which is leasing any Equipment as bankrupt or insolvent and such order is not vacated within thirty (30) days; or any of the property of Borrower, any Owner, the Guarantor, or any Affiliate which is leasing any Equipment is placed under the control of a receiver or other third party by court order; or a petition is filed against Borrower, any Owner, the Guarantor, or any Affiliate who is leasing any Equipment under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect; or

          (h) Voluntary Bankruptcy. If Borrower, any Owner, the Guarantor, or any Affiliate which has leased any Equipment takes affirmative steps to prepare to file, or files, a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

          (i) Assignments for Benefit of Creditors, Etc. If Borrower, any Owner, the Guarantor, or any Affiliate which is leasing any Equipment makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of itself or of all or any part of its properties; or

          (j) Non-compliance with Governmental Requirements. If Borrower fails to comply with any requirement of any Governmental Authority within twenty
     (20) calendar days after notice in writing of such requirement shall have been given to Borrower by such Governmental Authority, or such longer period of time permitted Borrower by such Governmental Authority and such noncompliance causes or unreasonably can be expected to cause a Material Adverse Effect; or

          (k) Regulatory Authorizations. If any Regulatory Authorization in connection with this Agreement or any other Loan Document or Lease, or any such Regulatory Authorization now or hereafter necessary to make this Agreement or the other Loan Documents or Leases legal, valid, enforceable and admissible in evidence or to permit Borrower or any Affiliate which has leased any Equipment to conduct its business is not obtained or has ceased to be in full force and effect or has been modified or amended or has been held to be illegal or invalid or is revoked or terminated, and is not being contested by Borrower in compliance with Section 7.8 hereof and Lender has reasonably determined in good faith (which determination shall be conclusive) that such event or occurrence may have a Material Adverse Effect; or

          (l) Damage or Destruction. If the proceeds of any physical damage insurance actually paid in respect of the partial or total damage or destruction of the Collateral, together with other authorized funds of Borrower or funds contributed by third parties, are insufficient to cover the cost of the restoration thereof or if Lender determines that such damage or destruction is so extensive that repair or restoration cannot be expected within a time period short enough to prevent a Material Adverse Effect;

          (m) Change in Control. If any Change in Control should occur without Lender's prior written consent, which may be withheld in Lender's sole and absolute discretion; or

          (n) ERISA Defaults. If, with respect to any Plan, (i) there has occurred a Reportable Event being considered by the PBGC which may reasonably result in any material liability to the PBGC with respect to any Plan, (ii) a Plan has been terminated, (iii) a trustee has been appointed by a United States District Court to administer a Plan, (iv) a PBGC or any other person has instituted proceedings to terminate a Plan or to appoint a trustee to administer any such Plan, (v) either the Borrower or any Affiliate has withdrawn, completely or partially, from any Plan (vi) either the Borrower or any Affiliate has incurred secondary liability for withdrawal liability payments under any Plan or (vii) a Plan has failed to meet the minimum funding standards established under the Code or ERISA; or

          (o) Defaults Under Other Loan Documents. If any default, misrepresentation or breach should occur under any Security Document or other Loan Document and is not cured or waived within the time permitted therein, or any such Loan Documents should cease to be in full force and effect, or any party thereto (other than Lender) should assert any unenforceability of, or deny liability on, or admit inability to perform under, any such Loan Document.

     9.2 Consequences of an Event of Default. If any Event of Default shall occur and be continuing or shall exist, Lender may, by notice to the Borrower
(i) declare its obligation to make Advances hereunder and any remaining commitment hereunder to be terminated, where upon the same shall immediately terminate, and (ii) Lender may, by notice to Borrower, declare the unpaid principal amount of the Note, interest accrued thereon and all other amounts owing by Borrower hereunder or under the Note to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such consequences shall occur automatically upon the occurrence of an Event of Default under Section 9.1 (g) or (h), without any notice or demand. Upon the occurrence of an Event of Default, Lender may, in its sole discretion, exercise any and all remedies available to it under this Article 9 or under any of the Loan Documents or under applicable law without further notice or period of grace or opportunity to cure.

     9.3 Exercise of Rights. Subject to any requirements for FCC or other governmental approval upon the occurrence of any Event of Default, the rights, powers and privileges provided in this Section and all other remedies available to Lender under this Agreement or by statute or by rule of law may be exercised by Lender at any time from time to time whether or not the Obligations shall be due and payable, and whether or not Lender shall have instituted any foreclosure or other action for the enforcement of this Agreement or the Note. No failure to exercise nor any delay in exercising on the part of Lender, any right, remedy, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or future exercise thereof or the exercise of any other right, remedy, power or privilege.

     9.4 Rights of Secured Party; Possession or Sale of Collateral. Without limiting the generality of the foregoing, Lender shall have all the rights and remedies of a secured party under the UCC, and Lender may, to the fullest extent permitted by applicable law, without demand and without advertisement or notice, all of which Borrower waives, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, in its sole discretion, and/or collect, or enforce the collection of, the Collateral. Lender may be the purchaser at any such sale. Upon the occurrence of an Event of Default and upon Lender's request, Borrower shall assemble, at its own expense, any or all Equipment and other Collateral at a convenient place acceptable to Lender and shall pay to Lender or reimburse Lender for, on demand, all costs of collection of all amounts due, and enforcement of all rights hereunder, including reasonable attorneys' fees and legal expenses, and expenses of any repairs to any realty or other property to which any of such Collateral may be affixed. Upon an Event of Default Lender may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral.

     9.5 Notices, Etc. Waived. Except as expressly provided in this Article 9, Borrower hereby expressly waives, to the fullest extent permitted by applicable law, presentment, demand, protest, any and all notices of any kind, advertisements, hearing or process of law in connection with the exercise by Lender of any of its rights and remedies upon the occurrence of an Event of Default. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if given in accordance with Section 10.6 hereto at least ten (10) days before such disposition.

     9.6 Additional Remedies. Lender's remedies upon the occurrence and during the continuance of an Event of Default shall include, in addition to, and not in lieu of, such remedies as are available at law or in equity or provided for in any of the Loan Documents, the following to the fullest extent permitted by applicable law:

          (a) Foreclosure; Receivership. Lender shall be entitled to file one or more suits at law or in equity to collect the Obligations and/or to foreclose on Lender's Liens on and security interests created by this Agreement or the Security Documents. Lender may apply or require Borrower to apply for any necessary transfers, assignments, orders, consents or licenses in connection with the operation or abandonment of the Collateral or any part thereof, and the Lender shall also be entitled as a matter of right and without notice and without requiring bond (notice and bond being hereby waived), without regard to the solvency or insolvency of the Borrower at the time of application and without regard to the value of the Collateral at that time, to have a receiver appointed by a court of competent jurisdiction in order to manage, protect, and preserve the Collateral and to continue the operation of the business of Borrower, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership until the sale or other final disposition of the Collateral. Borrower hereby consents to the appointment of such receiver.

          (b) Right to Cure. If Borrower fails in any material respect to perform or comply with any of its agreements contained herein or in any of the other Loan Documents or Leases, Lender may take whatever actions it may deem appropriate to perform or comply or otherwise cause performance or compliance with such agreement, all at the risk, cost and expense of Borrower.

          (c) Setoff. If the unpaid principal amount of the Note, interest accrued thereon or any other amount owing by Borrower hereunder or under the Note shall have become due and payable (by acceleration or otherwise), Lender shall have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to setoff against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, Borrower by Lender. Such right shall exist whether or not Lender shall have given notice or made any demand hereunder or under the Note, whether or not such debt owing to or funds held for the account of Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Lender. Borrower hereby consents to and confirms the foregoing arrangements and confirms Lender's rights of setoff.

     9.7 Application of Proceeds. Any proceeds of any of the Collateral, received by Lender through sale or disposition of the Collateral or otherwise, may be applied by Lender toward the payment of the Obligations, including expenses in connection with the Collateral (including reasonable fees and legal expenses) in such order of application as Lender may from time to time elect.

     9.8 Discontinuance of Proceedings. If Lender should proceed to enforce any right or remedy under this Agreement or any other Loan Document, and then discontinue or abandon such proceeding for any reason, all rights, powers and remedies of Lender hereunder shall continue as if no such proceeding had been taken.

     9.9 Power of Attorney. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by the Loan Documents, including, without limitation, this Article 9, Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in the Loan Documents or in any Lease, including, without limitation, this Article 9, in the name and on behalf of Borrower, from time to time in Lender's reasonable discretion after the occurrence and during the continuance of an Event of Default, in accordance with the Loan Documents or Lease and any statute or rule of law. This power of attorney is a power coupled with an interest and cannot be revoked. Borrower hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done by virtue and in accordance with the terms hereof.

     Without limiting the generality of the foregoing, Lender may after the occurrence and during the continuance of an Event of Default do the following without notice to or assent by Borrower to accomplish the purposes of this
Agreement:

          (a) upon failure of Borrower to timely pay or discharge taxes or Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Loan Agreement or any other Loan Document, and pay all or any part of the premiums therefor and the costs thereof;

          (b) (i) direct any party liable for any payment on any Collateral to make payment of any and all monies due and to become due thereunder directly to Lender or as Lender shall direct; (ii) in the name of Borrower or its own name or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of monies due under, or otherwise receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any

     Collateral; (iii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with the Collateral;
     (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect all or any of the Collateral and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (vi) settle, compromise or adjust any suit, action or proceeding described above upon commercially reasonable terms under the circumstances and, in connection therewith, give such discharges or releases as Lender may reasonably deem appropriate; and (vii) generally sell, use, operate, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, subject only to the terms of the Indenture that would cause such action to be a default thereunder; and

          (c) at Lender's option and Borrower's expense, at any time or from time to time after the occurrence and during the continuance of an Event of Default, do all other acts and things that Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and Lender's security interest therein, in order to effect the intent of this Agreement and the other Loan Documents all as fully and effectively as Borrower might do.

     9.10 Regulatory Matters. Notwithstanding any provision to the contrary contained herein, Lender will not exercise any right or remedy under this Agreement that requires prior FCC or PUC approval without first obtaining such approval. If counsel to Lender reasonably determines that the consent of the FCC or PUC is required in connection with any of the actions that may be taken by Lender in the exercise of its rights hereunder or under any of the other Loan Documents, then Borrower, at its sole cost and expense, agrees to use its best efforts to secure such consent and to cooperate with Lender in any action commenced by Lender to secure such consent. Upon the occurrence and during the continuation of an Event of Default Borrower shall promptly execute and/or cause the execution of all applications, certificates, instruments and other documents and papers that may be required in order to obtain any necessary governmental consent, approval or authorization, and if Borrower fails or refuses to execute such documents, the clerk of the court with jurisdiction may execute such documents on behalf of Borrower.


                  ARTICLE 10: GENERAL CONDITIONS/MISCELLANEOUS

     The following  conditions  shall be applicable  throughout the term of this
Agreement:

     10.1 Modifications and Waivers. This Agreement, the other Loan Documents, or any provision thereof may not be changed, waived or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver or termination is sought. No action or course of dealing on the part of Lender, its officers, employees, consultants, or agents, nor any failure or delay by Lender with respect to exercising any right, power, or privilege of Lender under the Note, this Agreement, or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in this Agreement. Any waiver shall be effective only to the extent and for the instance specifically identified in such writing, and shall not be deemed to imply any future waivers or other waivers. No amendment to the Loan Documents shall be effective without written agreement signed by both Borrower and Lender.

     10.2 Advances Not Implied Waivers. No waiver of the requirements contained in any Loan Document shall be effective unless in writing duly signed by Lender. No Advance hereunder shall constitute a waiver of any of the conditions of Lender's obligation to make further Advances nor, in the event Borrower is unable to satisfy any such condition, shall any waiver of such condition have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as herein provided. Any Advance made by Lender and any sums expended by Lender pursuant to the Loan Documents shall be deemed to have been made pursuant to this Agreement, notwithstanding the existence of an uncured Default or Event of Default. No Advance at a time when an Event of Default exists shall constitute a waiver of any right or remedy of Lender existing by reason of such Event of Default, including, without limitation, the right to accelerate the maturity of the Indebtedness evidenced by the Note or to foreclose the Lien on the Collateral or to refuse to make further advances hereunder.

     10.3 Deviation from Covenants. The procedure to be followed by Borrower to obtain the consent of Lender to any deviation from the covenants contained in this Agreement or any other Loan Document shall be as follows:

          (a) Borrower shall send a written notice to Lender setting forth (i) the covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the requested deviation from the covenant(s); and

          (b) Lender, within a reasonable time, will send a written notice to Borrower, permitting or refusing the request, but in no event will any deviation from the covenants of this Agreement or any other Loan Document be effective without the express prior written consent of Lender. Lender's failure to provide such written notice shall be deemed a refusal of such request.

     10.4 Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     10.5 Records. From time to time Lender may send Borrower statements of the unpaid principal amount of the Note, the unpaid interest accrued thereon, the Interest Rate or rates applicable to such unpaid principal amount, the duration of such applicability, and the amount remaining available on any Loan, and each statement shall be deemed correct and conclusively binding on Borrower (absent manifest error).

     10.6 Notices. All notices, requests, demands, directions and other communications (collectively, "notices") required under the provisions of this Agreement or any other Loan Document shall be in writing (including communication by facsimile transmission) unless otherwise expressly permitted hereunder and shall be sent by hand, by registered or certified mail return receipt requested, by overnight courier service maintaining records of receipt, or by facsimile transmission with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective upon the earlier of receipt or (i) when delivered by hand, or (ii) the third Business Day after being mailed, or (iii) the following Business Day if sent by overnight courier service, or (iv) when sent by facsimile, answer back received. All notices shall be addressed as follows:

     If to Borrower, to the Notice Address set forth on Schedule 1, with copies, if any, as set forth on Schedule 1.

            If to Lender:     NTFC Capital Corporation
                              220 Athens Way
                              Nashville, Tennessee 37228
                              Attention: Legal Department
                              Telecopy:  (615) 734-5283

            With a copy to:   NTFC Capital Corporation
                              220 Athens Way
                              Nashville, Tennessee  37228
                              Attention:  Manager, Credit
                              Telecopy:  (615) 734-5283

     All notices shall be sent to the applicable party at the address stated above or in accordance with the last unrevoked written direction from such party to the other party hereto, given in accordance with the terms hereof.

     10.7 FCC and PUC Approval. The exercise of any rights or remedies hereunder or under any other Loan Document by Lender that may require FCC or PUC approval shall be subject to obtaining such approval. Pending the receipt of any PUC or FCC approval, Borrower shall not do anything to delay, hinder, interfere with or obstruct the exercise of Lender's rights or remedies hereunder or the obtaining of such approvals.

     10.8 Lender Sole Beneficiary. All conditions of the obligation of Lender to make any Advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make any Advances in the absence of strict compliance with any or all such conditions, and no Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so. Inspections and approvals of the System, and the workmanship and materials used therein impose no responsibility or liability of any nature whatsoever on Lender, and no Person shall, under any circumstances, be entitled to rely upon such inspections and approvals by Lender for any reason. Lender's sole obligation hereunder is to make the Advances if and to the extent required by this Agreement or the Notes.

     10.9 Lender's Review of Information. Borrower acknowledges and agrees that any review or analysis by Lender of financial information, operating information, marketing data or other information provided to Lender by or on behalf of Borrower at any time is and shall be conducted solely for Lender's benefit and internal use and that Lender is under no duty or obligation to make the results of such review or analysis available to Borrower. Borrower is not relying, and will not rely, on Lender for financial or business advice.

     10.10 No Joint Venture. Nothing in any of the Loan Documents or in this Agreement shall be deemed to constitute any kind of partnership, joint venture or fiduciary relationship between the Lender and the Borrower or between the Lender and any Owners.

     10.11 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement or the other Loan Documents shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof or thereof in any jurisdiction.

     10.12 Rights Cumulative. All rights, powers and remedies herein given to Lender are cumulative and not alternative, and are in addition to all statutes or rules of law.

     10.13 Duration; Survival. All representations and warranties of Borrower contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement and the other Loan Documents, any investigation by Lender, or the making of any Advances hereunder. All covenants and agreements of Borrower contained herein shall continue in full force and effect from and after the date hereof so long as it may borrow hereunder and until payment in full of the Notes, interest thereon, all fees and all other Obligations of Borrower. Without limitation, it is understood that all obligations of Borrower to make payments to or indemnify Lender shall survive the payment in full of the Notes and of all other Obligations.

     10.14 Governing Law. This Agreement and the Notes and each of the other Loan Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, except to the extent that the laws of jurisdictions where the Collateral is located may be required to apply to the Collateral.

     10.15 Counterparts. This Agreement may be executed in any number of counterparts (by facsimile transmission or otherwise) and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     10.16 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents (in whole or in part) without the prior written consent of Lender. Notwithstanding the foregoing, Lender may not assign its rights or obligations hereunder to any Person, or to any Affiliate of any Person, that is a provider of telecommunications services or equipment in competition with Borrower or its Affiliates (other than NTI). Lender may assign, transfer or pledge any of its respective rights or obligations hereunder or under the other Loan Documents without the prior written consent of Borrower. Upon receipt of written notice from Lender of such assignment by Lender permitted under this Section, Borrower shall promptly acknowledge receipt thereof in writing. If Borrower is given written notice of any assignment by Lender permitted under this Section, it shall perform its obligations with respect to this Agreement for the ratable benefit of the applicable assignee(s), and, if so directed, shall pay all amounts due or to become due hereunder directly to the applicable assignee(s) or to any other party designated by such assignee(s). Borrower shall not assert against any such assignee any set-off, defense or counterclaim that Borrower may have against Lender or any person other than such assignee. Borrower shall also execute and deliver to Lender such documentation as any such assignee may reasonably require to evidence such assignment, including but not limited to amended promissory notes and acknowledgment of or consent to the assignment which may require Borrower to make certain representations or reaffirmations as to some of the basic terms and covenants contained herein. Lender shall not be relieved of its obligations hereunder as a result of any such sale, assignment, transfer, grant or pledge, unless such assignee specifically assumes all or part of Lender's future obligations hereunder in a writing, a copy of which shall be delivered to Borrower, in which event after the date of such assignment, Borrower's obligations to any such assignee shall be proportionately as set forth in the assignment with respect to Lender, and Borrower shall not look to Lender to perform any of such assignee's obligations hereunder which arise after the date thereof. Any permitted assignee of Lender shall be entitled to rely on Borrower's agreements as stated herein, as applicable, and shall be considered a third party beneficiary thereof. Except to the extent otherwise required by the context of this Agreement, the word "Lender" where used in this Agreement shall mean and include any permitted assignee of any Note originally issued to Lender hereunder, and any such permitted assignee of any Note shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

     10.17 Participation. Lender shall have the right to enter into one or more participation agreements, syndication agreements or similar agreements with one or more participating lenders or other parties approved by Lender on such terms and conditions as Lender shall deem advisable. Borrower shall furnish a sufficient number of copies of reports and certificates to Lender so that Lender and each participating lender shall receive a copy of each such document. Lender shall provide Borrower with notice of any such agreement. Notwithstanding the foregoing, Lender may not enter into any such agreement with any Person, or to any Affiliate of any Person, that is a provider of telecommunications services or equipment.

     10.18 Time of Essence. Time is of the essence of this Agreement and the Note and the other Loan Documents.

     10.19 Disclosures and Confidentiality.

          (a) Borrower agrees that it will obtain Lender's written consent before using or generating any press release, advertisement, publicity materials or other publication in which the name or logo of Lender or any of its Affiliates is used or may be reasonably inferred, and will not distribute any such materials in the absence of such prior written approval.

          (b) Each of Borrower and Lender agrees that it will not, directly or indirectly, disclose to any third party the terms of this Agreement or the other Loan Documents or prior or future correspondence relating thereto, or the transactions contemplated hereby. The term "third party" shall exclude only Borrower, Lender, their respective Affiliates and their respective attorney(s), financial advisors subject to confidentiality restrictions, and certified public accountant(s). Section 10.19 shall not restrict the disclosure of information to the extent that Borrower or Lender, as the case may be, deems such disclosure to be required by applicable law, by order of any court or by the order, rule or regulation of any administrative agency, including without limitation any requirements of the FCC, any PUC, or any state or federal securities commissions (the
     "Commissions"); provided, however, that, except for disclosures that Borrower or Lender deems to be required by the FCC, PUC or Commissions, each party shall provide the other with advance notice of any such required disclosure of information so that the informed party may seek an appropriate protective order and/or waive compliance with this Section. A party shall not oppose any action taken by the other to obtain an appropriate protective order or other reliable assurance that the information will be accorded confidential treatment. The obligations set forth in this Section 10.19(b) shall survive the termination of this Agreement.

          (c) The disclosure of information by either Lender or Borrower will not be restricted under this Agreement if such information (i) has been or becomes published or is now, or in the future, in the public domain through
     (A) no fault of the parties, (B) disclosure other than unauthorized disclosure by the party to whom the information is disclosed, or (C) disclosure to third parties by the disclosing party without similar restriction; (ii) is property (other than proposal letters, commitment letters or other correspondence between Lender and Borrower) within the legitimate possession of the receiving party prior to disclosure hereunder;
     (iii) subsequent to disclosure hereunder, is lawfully received from a third party having rights therein without restriction of the third party's or receiving party's rights to disseminate the information and without notice of any restriction against its further disclosure; (iv) is disclosed with the written approval of the other party; (v) is or becomes publicly available free of any obligation to keep it confidential.

          (d) Every reference in this Agreement to disclosures of Borrower to Lender (except the financial statements), to the extent that such references refer or are intended to refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to Lender in connection with the execution of this Agreement.

     10.20 Jurisdiction and Venue. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE FEDERAL COURTS SITTING IN THE MIDDLE DISTRICT OF TENNESSEE, AND IF NO FEDERAL JURISDICTION EXISTS, TO THE JURISDICTION AND VENUE OF THE STATE COURTS OF TENNESSEE FOR ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE OBLIGATIONS, AND AGREES NOT TO CONTEST VENUE OR JURISDICTION IN ANY SUCH COURTS. In any such litigation, Borrower waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made by certified or registered mail direct to Borrower at its address set forth in Section 10.6 hereof. In the alternative, in its sole discretion, Lender may effect service upon Borrower in any other form or manner permitted by law. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction.

     10.21 Jury Waiver. BORROWER AND LENDER HEREBY KNOWINGLY AND WILLINGLY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS, OR ANY RELATIONSHIP BETWEEN THE LENDER AND BORROWER. THE BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.22 Limitation on Liability. LENDER SHALL HAVE NO LIABILITY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS FOR SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT IN ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE OBLIGATIONS, AND, EXCEPT TO THE EXTENT PROHIBITED BY LAW, EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT OTHER THAN ACTUAL DAMAGES.

     10.23 Borrower Waivers. To the fullest extent permitted by applicable law, the Borrower hereby waives (i) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which the Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession, except as expressly required in any of the Loan Documents; (iii) any marshalling of assets, or any right to compel Lender to resort first to any Collateral or other Persons before pursuing the Borrower for payment of the Obligations and any defenses based on suretyship or impairment of Collateral; (iv) the benefit of all valuation, appraisement and exemption laws; (v) any right to require Lender to terminate its security interest in the Collateral or in any other property of the Borrower until termination of this Agreement and the execution by the Borrower and by any person whose loans to the Borrower are used in whole or in part to satisfy the Obligations, of an agreement indemnifying Lender from any loss or damage Lender may incur as the result of dishonored or unsatisfied items of any account debtor applied to the Obligations; and (vi) notice of acceptance hereof. The Borrower acknowledges that the foregoing waivers are a material inducement to Lender's entering into this Agreement and that Lender is relying upon the foregoing waivers in its future dealings with the Borrower.

     10.24 Schedules. The Schedules and Exhibits attached to this Agreement are an integral part hereof, and are hereby made a part of this Agreement.

     10.25 Agreement to Govern. In case of any conflict between the terms of this Agreement and any of the other Loan Documents, the terms of this Agreement shall govern.

     10.26 Entire Agreement. This Agreement, the other Loan Documents and other documents, agreements and certificates executed by the parties contemporaneously herewith or subsequent hereto constitute the entire agreement of the parties and supersede all prior understandings and agreements, written or oral, between the parties hereto relating to the subject matter hereof. Borrower is not entering into this Agreement in reliance on statements or representations made by any Person other than as set forth herein.



         [END OF GENERAL TERMS AND CONDITIONS. NEXT PAGE IS SCHEDULE 1.]

                        [SIGNATURES ARE ON COVER PAGE. ]

                                                                 SCHEDULE 1 TO
                                                   LOAN AND SECURITY AGREEMENT
                                                   ---------------------------

                     BORROWER INFORMATION AND DEFINED TERMS
                     --------------------------------------

"Closing Date": December 19, 1996

"Borrower": GST Equipco, Inc., a Washington corporation

Borrower's federal employer/
      tax identification number: 91-1740514

Borrower's chief executive offices (including county):
            4317 North East Thurston Way
            Vancouver, Washington 98662


Borrower's Notice Address:
            4317 North East Thurston Way
            Vancouver, Washington 98662
            ATTN: Clifford V. Sander
            Vice President & Treasurer

      with copies to:
            Olshan Grundman Frome & Rosenzweig, L.L.P.
            505 Park Avenue
            New York, NY 1002
            ATTN: Stephen Irwin, Esq.
            and Daniel J. Gallagher, Esq.

"Guarantor": GST USA, Inc., a Delaware corporation, a wholly-owned subsidiary of GST Telecommunications, Inc., the parent corporation of Borrower

"Regulatory Authorizations": The term "Regulatory Authorizations" shall include, without limitation, the following:

"System": The term "System" shall mean a digital interconnected telecommunications network owned and operated by Affiliates of the Borrower providing a range of enhanced telecommunication services that includes long distance, internet access, frame relay and a synchronous transfer mode services. The System is also expected to provide switched access and local dial tone services. The System currently operates, or is expected to operate, in Arizona, California, Hawaii, New Mexico, Oregon, Texas and Washington.

                                                              SCHEDULE 2.1 TO
                                                  LOAN AND SECURITY AGREEMENT
                                                  ---------------------------

                              MAXIMUM LOAN AMOUNTS
                              --------------------

Maximum principal amount
of all Loans:                       Fifty   Million    Dollars    ($50,000,000),
                                    including  up  to  $5,000,000  for  interest
                                    during   the  first   twelve   (12)   months
                                    following the Closing Date.

Maximum amount to be used for
closing costs and legal fees:       One Hundred Thousand Dollars ($100,000.00)

                                                              SCHEDULE 2.2 TO
                                                  LOAN AND SECURITY AGREEMENT
                                                  ---------------------------

                         PAYMENT TERMS AND GOVERNING LAW
                         -------------------------------

     1. Payment Terms. The following payment terms shall apply to all Loans under the Agreement.

     "Conversion Date": the first day following expiration of the Interest Only Period.

     "Financing Termination Date": December 31, 1998.

     "Initial Payment Date": the first Business Day of the first (1st) month to commence after the First Borrowing Date.

     "Interest Only Period": the period commencing on the Closing Date and ending on December 31, 1998.

     "Interest Payment Date": the Initial Payment Date and the first Business Day of each calendar month thereafter.

     "Interest Rate": a floating interest rate equal to the ninety day London Interbank Offered Rates "LIBOR" as quoted from time to time in The Wall Street Journal plus 350 basis points. The Interest Rate shall be adjusted automatically with respect to any loans outstanding on the second business day of each calendar quarter based upon the most recent rate quoted in The Wall Street Journal immediately prior to the second business day of each calendar quarter, and shall be expressed as an annual rate of interest, compounded monthly, and calculated on the basis of a 360-day year.

     "Maturity Date": the earlier of (i) December 31, 2003, and (ii) the first Business Day of the eighty-fourth (84th) Month after the Closing Date, on which date all then-outstanding principal, interest, premium, expenses, fees, penalties and other amounts due under the Note shall be finally due and payable.

     "Payment Date": the Initial Payment Date and the first Business Day of each month.

     "Payment Schedule": upon expiration of the Interest Only Period the outstanding principal balance shall be converted to a term loan to be amortized and repaid quarterly in arrears in twenty (20) consecutive quarterly installments, calculated as follows. The applicable percentages to be used for the calculation of such payment amounts are as follows: (i) the first eight (8) payments shall each be equal to 3.75% of the aggregate amount of all Advances made hereunder; (ii) the next four (4) payments shall each be equal to 5.00% of the aggregate amount of all Advances made hereunder; (iii) the next seven (7) payments shall each be equal to 6.25% of the aggregate amount of all Advances made hereunder; the final payment shall be in an amount equal to all outstanding principal hereunder, plus all accrued and unpaid interest and all other unpaid charges hereunder.

     "Prepayment Premium": the prepayment premium referred to in Section 2.2 of the Agreement shall be the amount required to compensate Lender for any losses, costs or expenses (excluding loss of profit) which it may incur as the result of the prepayment (or any failure to make any such prepayment on the date irrevocably scheduled therefor) of any portion of the Loan on a date other than a Payment Date, including, without limitation, losses, costs or expenses incurred in connection with unwinding or liquidating any deposits or funding or financing arrangement with its funding sources, as determined by Lender (which determination shall be conclusive absent manifest error). Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so prepaid to the next succeeding Payment Date (the "Break Period") at Lender's then current Eurodollar cost of funds over (ii) the interest component of the amount Lender would have bid in the Eurodollar market for Dollar Deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to the Break Period (as reasonably determined by Lender).

     2. Choice of Law. Pursuant to Section 10.14 of the Agreement, this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.